                        RECYCLING INDUSTRIES, INC., AS ISSUER;
               NR HOLDINGS, INC.; RECYCLING INDUSTRIES OF TEXAS, INC.;
                    RECYCLING INDUSTRIES OF SOUTH CAROLINA, INC.;
                         RECYCLING INDUSTRIES OF IOWA, INC.;
                  NEVADA RECYCLING, INC.; WEISSMAN INDUSTRIES, INC.;
                       RECYCLING INDUSTRIES OF MISSOURI, INC.;
                       RECYCLING INDUSTRIES OF GEORGIA, INC.;
                       RECYCLING INDUSTRIES OF WISCONSIN, INC.;
                     RECYCLING INDUSTRIES OF WINSTON-SALEM, INC.;
                      RECYCLING INDUSTRIES OF GREENSBORO, INC.;
                      RECYCLING INDUSTRIES OF CHESAPEAKE, INC.;
                             WM. LANS SONS' CO. INC.; AND
                       RECYCLING INDUSTRIES OF ATLANTA, INC.;
                                    AS GUARANTORS


                         --------------------------------


                                      INDENTURE

                             Dated as of December 4, 1997

                                     $60,000,000

                        13% SENIOR SUBORDINATED NOTES DUE 2005


                         --------------------------------


                   State Street Bank and Trust Company, as Trustee

                                  TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE 1 - DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.02  OTHER DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .  19
SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. . . . . .  19
SECTION 1.04  RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . . . .  20

ARTICLE 2 - THE NOTES

SECTION 2.01  FORM AND DATING. . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 2.02  EXECUTION AND AUTHENTICATION . . . . . . . . . . . . . . . .  22
SECTION 2.03  REGISTRAR AND PAYING AGENT . . . . . . . . . . . . . . . . .  23
SECTION 2.04  PAYING AGENT TO HOLD MONEY IN TRUST. . . . . . . . . . . . .  23
SECTION 2.05  HOLDER LISTS . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 2.06  TRANSFER AND EXCHANGE. . . . . . . . . . . . . . . . . . . .  24
SECTION 2.07  REPLACEMENT NOTES. . . . . . . . . . . . . . . . . . . . . .  35
SECTION 2.08  OUTSTANDING NOTES. . . . . . . . . . . . . . . . . . . . . .  36
SECTION 2.09  TREASURY NOTES . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 2.10  TEMPORARY NOTES. . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 2.11  CANCELLATION . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 2.12  DEFAULTED INTEREST . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 3 - REDEMPTION AND PREPAYMENT

SECTION 3.01  NOTICES TO TRUSTEE . . . . . . . . . . . . . . . . . . . . .  37
SECTION 3.02  SELECTION OF NOTES TO BE REDEEMED. . . . . . . . . . . . . .  37
SECTION 3.03  NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . . . . .  38
SECTION 3.04  EFFECT OF NOTICE OF REDEMPTION . . . . . . . . . . . . . . .  39
SECTION 3.05  DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . . . . .  39
SECTION 3.06  NOTES REDEEMED IN PART . . . . . . . . . . . . . . . . . . .  39
SECTION 3.07  OPTIONAL REDEMPTION. . . . . . . . . . . . . . . . . . . . .  39
SECTION 3.08  MANDATORY REDEMPTION . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 4 - COVENANTS

SECTION 4.01  PAYMENT OF NOTES . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 4.02  MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . . . .  41
SECTION 4.03  REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 4.04  COMPLIANCE CERTIFICATE.. . . . . . . . . . . . . . . . . . .  42
SECTION 4.05  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                                          Page
                                                                          ----
SECTION 4.06  STAY, EXTENSION AND USURY LAWS . . . . . . . . . . . . . . .  43
SECTION 4.07  RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . . . .  43
SECTION 4.08  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
              RESTRICTED SUBSIDIARIES OF THE COMPANY . . . . . . . . . . .  46
SECTION 4.09  INCURRENCE OF INDEBTEDNESS . . . . . . . . . . . . . . . . .  46
SECTION 4.10  ASSET SALES. . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 4.11  TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . .  49
SECTION 4.12  LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 4.13  LINE OF BUSINESS . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 4.14  CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . . . .  50
SECTION 4.15  OFFER TO REPURCHASE UPON CHANGE OF CONTROL . . . . . . . . .  50
SECTION 4.16  NO SENIOR SUBORDINATED DEBT. . . . . . . . . . . . . . . . .  52
SECTION 4.17  PREFERRED STOCK. . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 4.18  CONSOLIDATED NET WORTH.. . . . . . . . . . . . . . . . . . .  52
SECTION 4.19  INSPECTION RIGHTS. . . . . . . . . . . . . . . . . . . . . .  53
SECTION 4.20  COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . .  54
SECTION 4.21  ACCOUNTING CHANGES . . . . . . . . . . . . . . . . . . . . .  54
SECTION 4.22  ACCOUNTING FIRMS . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 4.23  INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . . . . .  54
SECTION 4.24  MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . . . .  55
SECTION 4.25  BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . .  55
SECTION 4.26  MAINTENANCE OF INSURANCE . . . . . . . . . . . . . . . . . .  55
SECTION 4.27  COMPLIANCE WITH ERISA. . . . . . . . . . . . . . . . . . . .  55
SECTION 4.29  MAINTENANCE FIXED CHARGE COVERAGE RATIO. . . . . . . . . . .  56

ARTICLE 5 - SUCCESSORS

SECTION 5.01  MERGER, CONSOLIDATION, OR SALE OF ASSETS . . . . . . . . . .  57
SECTION 5.02  SUCCESSOR CORPORATION SUBSTITUTED. . . . . . . . . . . . . .  58

ARTICLE 6 - DEFAULTS AND REMEDIES

SECTION 6.01  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . .  58
SECTION 6.02  ACCELERATION . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 6.03  OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 6.04  WAIVER OF PAST DEFAULTS. . . . . . . . . . . . . . . . . . .  61
SECTION 6.05  CONTROL BY MAJORITY. . . . . . . . . . . . . . . . . . . . .  62
SECTION 6.06  LlMlTATlON ON SUITS. . . . . . . . . . . . . . . . . . . . .  62
SECTION 6.07  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT. . . . . . . .  63
SECTION 6.08  COLLECTION SUIT BY TRUSTEE . . . . . . . . . . . . . . . . .  63
SECTION 6.09  TRUSTEE MAY FILE PROOFS OF CLAIM . . . . . . . . . . . . . .  63
SECTION 6.10  PRIORITIES . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 6.11  UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . . . .  64

                                                                          Page
                                                                          ----
ARTICLE 7 - TRUSTEE

SECTION 7.01  DUTIES OF TRUSTEE. . . . . . . . . . . . . . . . . . . . . .  64
SECTION 7.02  RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . . . . . . .  66
SECTION 7.03  INDIVIDUAL RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . .  66
SECTION 7.04  TRUSTEE DISCLAIMER . . . . . . . . . . . . . . . . . . . . .  67
SECTION 7.05  NOTICE OF DEFAULTS . . . . . . . . . . . . . . . . . . . . .  67
SECTION 7.06  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES . . . . . . . . .  67
SECTION 7.07  COMPENSATION AND INDEMNITY . . . . . . . . . . . . . . . . .  67
SECTION 7.08  REPLACEMENT OF TRUSTEE . . . . . . . . . . . . . . . . . . .  68
SECTION 7.09  SUCCESSOR TRUSTEE BY MERGER, ETC . . . . . . . . . . . . . .  70
SECTION 7.10  ELIGIBILITY; DISQUALIFICATION. . . . . . . . . . . . . . . .  70
SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. . . . . .  70

ARTICLE 8 - [Reserved]

ARTICLE 9 - AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01  WITHOUT CONSENT OF HOLDERS OF NOTES. . . . . . . . . . . . .  70
SECTION 9.02  WITH CONSENT OF HOLDERS OF NOTES . . . . . . . . . . . . . .  71
SECTION 9.03  COMPLIANCE WITH TRUST INDENTURE ACT. . . . . . . . . . . . .  72
SECTION 9.04  REVOCATION AND EFFECT OF CONSENTS. . . . . . . . . . . . . .  73
SECTION 9.05  NOTATION ON OR EXCHANGE OF NOTES . . . . . . . . . . . . . .  73
SECTION 9.06  TRUSTEE TO SIGN AMENDMENTS, ETC. . . . . . . . . . . . . . .  73

ARTICLE 10 - SUBORDINATION

SECTION 10.01 AGREEMENT TO SUBORDINATE . . . . . . . . . . . . . . . . . .  73
SECTION 10.02 LIQUIDATION; DISSOLUTION; BANKRUPTCY . . . . . . . . . . . .  74
SECTION 10.03 ACCELERATION OF NOTES. . . . . . . . . . . . . . . . . . . .  74
SECTION 10.04 WHEN DISTRIBUTION MUST BE PAID OVER. . . . . . . . . . . . .  74
SECTION 10.05 NOTICE BY COMPANY. . . . . . . . . . . . . . . . . . . . . .  75
SECTION 10.06 SUBROGATION. . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 10.07 RELATIVE RIGHTS. . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 10.08 SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY . . . . . . . .  76
SECTION 10.09 DISTRIBUTION OR NOTICE TO REPRESENTATIVE . . . . . . . . . .  76
SECTION 10.10 RIGHTS OF TRUSTEE AND PAYING AGENT . . . . . . . . . . . . .  76
SECTION 10.11 AUTHORIZATION TO EFFECT SUBORDINATION. . . . . . . . . . . .  77
SECTION 10.12 AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  77

ARTICLE 11 -  GUARANTEE

                                                                          Page
                                                                          ----
SECTION 11.01 GUARANTORS' GUARANTEE. . . . . . . . . . . . . . . . . . . .  77
SECTION 11.02 CONTINUING GUARANTEE; NO RIGHT OF SET-OFF; INDEPENDENT
              OBLIGATION . . . . . . . . . . . . . . . . . . . . . . . . .  77
SECTION 11.03 GUARANTEE ABSOLUTE . . . . . . . . . . . . . . . . . . . . .  78
SECTION 11.04 RIGHT TO DEMAND FULL PERFORMANCE . . . . . . . . . . . . . .  81
SECTION 11.05 WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . .  81
SECTION 11.06 THE GUARANTORS REMAIN OBLIGATED IN EVENT THE COMPANY IS
              NO LONGER OBLIGATED TO DISCHARGE INDENTURE OBLIGATIONS . . .  82
SECTION 11.07 FRAUDULENT CONVEYANCE; SUBROGATION . . . . . . . . . . . . .  82
SECTION 11.08 GUARANTEE IS IN ADDITION TO OTHER SECURITY . . . . . . . . .  83
SECTION 11.09 RELEASE OF SECURITY INTERESTS. . . . . . . . . . . . . . . .  83
SECTION 11.10 NO BAR TO FURTHER ACTIONS. . . . . . . . . . . . . . . . . .  83
SECTION 11.11 FAILURE TO EXERCISE RIGHTS SHALL NOT OPERATE AS A WAIVER; NO
              SUSPENSION OF REMEDIES . . . . . . . . . . . . . . . . . . .  83
SECTION 11.12 TRUSTEE'S DUTIES; NOTICE TO TRUSTEE. . . . . . . . . . . . .  84
SECTION 11.13 SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . .  84
SECTION 11.14 RELEASE OF GUARANTEE . . . . . . . . . . . . . . . . . . . .  84
SECTION 11.15 EXECUTION OF GUARANTEE . . . . . . . . . . . . . . . . . . .  84
SECTION 11.16 GUARANTEE SUBORDINATE TO SENIOR DEBT . . . . . . . . . . . .  85
SECTION 11.17 LIQUIDATION; DISSOLUTION; BANKRUPTCY . . . . . . . . . . . .  85
SECTION 11.18 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT. . . . . . .  86
SECTION 11.19 RELATIVE RIGHTS. . . . . . . . . . . . . . . . . . . . . . .  86
SECTION 11.20 SUBORDINATION MAY NOT BE IMPAIRED BY ANY GUARANTOR . . . . .  86
SECTION 11.21 DISTRIBUTION OR NOTICE TO REPRESENTATIVE . . . . . . . . . .  86
SECTION 11.22 AUTHORIZATION TO EFFECT SUBORDINATION. . . . . . . . . . . .  87
SECTION 11.23 AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  87
SECTION 11.24 CONTRIBUTION WITH RESPECT TO GUARANTEES. . . . . . . . . . .  87
SECTION 11.25 LIABILITY CUMULATIVE . . . . . . . . . . . . . . . . . . . .  88

ARTICLE 12 - MISCELLANEOUS

SECTION 12.01 TRUST INDENTURE ACT CONTROLS . . . . . . . . . . . . . . . .  88
SECTION 12.02 NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . .  88
SECTION 12.03 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS
              OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . .  90
SECTION 12.04 CERTIFICATE AND OPINION AS TO CONDITIONS  PRECEDENT. . . . .  90
SECTION 12.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. . . . . . . .  90
SECTION 12.06 RULES BY TRUSTEE AND AGENTS. . . . . . . . . . . . . . . . .  91
SECTION 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
              STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . .  91
SECTION 12.08 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . .  91
SECTION 12.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. . . . . . . .  91

                                                                          Page
                                                                          ----
SECTION 12.10 SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . .  91
SECTION 12.11 SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . .  91
SECTION 12.12 COUNTERPART ORIGINALS. . . . . . . . . . . . . . . . . . . .  92
SECTION 12.13 TABLE OF CONTENTS, HEADINGS, ETC . . . . . . . . . . . . . .  92

                                       EXHIBITS


Exhibit A-1   FORM OF NOTE
Exhibit B-1   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM
              U.S. GLOBAL NOTE TO REGULATION S GLOBAL NOTE
Exhibit B-2   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM
              REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE OR ACCREDITED
              INSTITUTIONAL INVESTOR GLOBAL NOTE
Exhibit B-3   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM
              RULE 144A GLOBAL NOTE OR ACCREDITED INSTITUTIONAL INVESTOR GLOBAL
              NOTE TO ACCREDITED INSTITUTIONAL INVESTOR GLOBAL NOTE OR RULE
              144A GLOBAL NOTE, RESPECTIVELY
Exhibit B-4   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER OF
              DEFINITIVE NOTES
Exhibit B-5   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM
              RULE 144A GLOBAL NOTE OR ACCREDITED INSTITUTIONAL INVESTOR GLOBAL
              NOTE OR REGULATION S PERMANENT GLOBAL NOTE TO DEFINITIVE NOTE
Exhibit B-6   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM
              DEFINITIVE NOTE TO RULE 144A GLOBAL NOTE OR ACCREDITED
              INSTITUTIONAL INVESTOR GLOBAL NOTE OR REGULATION S PERMANENT
              GLOBAL NOTE

         INDENTURE, dated as of December 4, 1997, among Recycling Industries, Inc., a Colorado corporation (the "COMPANY"); NR Holdings, Inc. , a Nevada corporation; Recycling Industries of Texas, Inc., a Colorado corporation; Recycling Industries of South Carolina, Inc., a Colorado corporation; Recycling Industries of Iowa, Inc., a Colorado corporation; Nevada Recycling, Inc., a Nevada corporation; Weissman Industries, Inc., an Iowa corporation; Recycling Industries of Missouri, Inc., a Colorado corporation; Recycling Industries of Georgia, Inc., a Colorado corporation; Recycling Industries of Wisconsin, Inc., a Colorado corporation; Recycling Industries of Winston-Salem, Inc., a Colorado corporation, Recycling Industries of Greensboro, Inc., a Colorado corporation; Recycling Industries of Chesapeake, Inc., a Colorado corporation; Wm. Lans Sons' Co. Inc., an Illinois corporation; Recycling Industries of Atlanta, Inc., a Colorado corporation (collectively, the "GUARANTORS"); and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (the "TRUSTEE").

    The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13% Series A Senior Subordinated Notes due 2005 (the "SERIES A NOTES") and the 13% Series B Senior Subordinated Notes due 2005 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                      ARTICLE 1
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

SECTION 1.01  DEFINITIONS.

    "ACCREDITED INSTITUTIONAL INVESTOR GLOBAL NOTE" means a global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing a series of Notes sold to institutional accredited investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

    "AGENT" means any Registrar, Paying Agent or co-registrar.

    "AGENT MEMBERS" means members of, or participants in, the Depositary.

    "ANNUALIZED FIXED CHARGES" shall have the meaning ascribed thereto in the Initial Credit Agreement.

     "APPLICABLE PROCEDURES" means applicable procedures of the Depositary, Euroclear or Cedel Bank, as the case may be.

    "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

    "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

    "BUSINESS DAY" means any day other than a Legal Holiday.

    "CAPITAL LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal or mixed in respect of which the present value of the minimum rental commitment would be required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest rating categories obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from Moody's or S&P.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any person (as such term is used in Section 13(d)(3) of the Exchange Act) (each an "ACQUIRING PERSON"), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" other than Thomas J. Wiens becomes the "beneficial owner" (as each such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 30.0% of the voting stock of the Company, and (iv) the first day on which the majority of the Company's Board of Directors are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such voting stock as corresponds to the portion of the equity that has been so transferred.

    "COMPANY" has the meaning set forth in the preamble hereto.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (i) an amount equal to any extraordinary loss in accordance with GAAP plus any net loss realized in connection with a sale, lease, conveyance, transfer or other disposition of property or other assets (other than in the ordinary course of business), to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) special or non-recurring charges not incurred in the ordinary course of business to the extent such charges were deducted in computing such Consolidated Net Income, plus (iii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iv) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (v) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus (vi) payments in connection with contractual obligations either existing at the date hereof, or entered into after the date hereof, in connection with the payment of deferred purchase price (other than the principal amount of any installment debt constituting deferred purchase price), or any other payments treated as purchase price adjustments in accordance with GAAP, with respect to assets or properties acquired by such Person and its Restricted Subsidiaries. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, when used with reference to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income of any Person which is not a Restricted Subsidiary of such Person or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to such Person or its Restricted Subsidiaries, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, except to the extent included pursuant to clause (i) above, (iii) extraordinary gains and losses and gains and losses from the sale of assets outside the ordinary course of such Person's business shall be excluded, and (iv) the cumulative effect of changes in accounting principles shall be excluded.

    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries reported on such Person's balance sheet as of such date plus (ii) without duplication, the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends in cash (or Disqualified Stock) unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CORPORATE TRUST OFFICE OF THE TRUSTEE" means the corporate trust office of the Trustee at which the trust created by this Indenture is administered, which office is initially located at the address of the Trustee specified in Section
12.02 hereof.

    "DEFAULT" means any event that is, or after notice or the passage of time or both, would be an Event of Default.

    "DEFINITIVE NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.

    "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

    "DISQUALIFIED STOCK" means Capital Stock of the Company that, either by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of any event or passage of time, matures or would be required to be redeemed or purchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption, sinking fund or similar payment due, on or prior to the Stated Maturity of the Notes for consideration other than Capital Stock that does not itself so mature and is not itself so redeemable. The term "Disqualified Stock" shall not include convertible preferred stock redeemable solely at the option of the Company provided that any such redemption and any dividends payable on such convertible preferred stock shall be subject to the provisions of Section 4.07 hereof.

    "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, MINUS (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, PLUS
(c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Equity Interests, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or loss) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or loss) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary. In addition, for purposes of this definition, EBITDA of the Company and its Subsidiaries on a consolidated basis shall not include the EBITDA of any Subsidiary derived from any facility which is subject to an Adverse Shredder Order (which for purposes of this definition shall have the meaning given such term in the Initial Credit Agreement) while such Adverse Shredder Order shall remain in effect unless the Agent under the Senior Credit Agreement shall otherwise consent in writing.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to issue and exchange Series B Notes for Series A Notes.

    "EXISTING INDEBTEDNESS" means any outstanding Indebtedness of the Company and its Restricted Subsidiaries (other than under the Senior Credit Agreement) as of the date hereof.

    "FISCAL QUARTER" shall mean any of the quarterly accounting periods of the Company and its Subsidiaries, ending on March 31, June 30, September 30 and December 31 of each year.

    "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of such Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, (ii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date, (iii) the Fixed Charges attributable to interest on any indebtedness bearing a floating interest rate shall be computed on a PRO FORMA basis as if the rate in effect on the Calculation Date had been the applicable rate for the entire period; (iv) the Fixed Charges attributable to interest on any indebtedness under a revolving credit facility shall be computed on a PRO FORMA basis based upon the average daily balance of such indebtedness outstanding during the applicable period;
(v) in the event that the Company or any Restricted Subsidiary consummates either (A) a Material Acquisition or (B) a sale, lease, conveyance, transfer or other disposition of property or other assets (other than the disposition of inventory in the ordinary course of business) with a fair market value of more than $5.0 million in any one year, in either case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated, the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such Material Acquisition or disposition (including the incurrence of any indebtedness in connection therewith), as if the same had occurred at the beginning of the applicable period; and (vi) in the event that the Company or any Restricted Subsidiary purchases any assets or property which was previously leased by the Company or any Restricted Subsidiary subsequent to the commencement of the period for which the calculation of the Fixed Charge Coverage Ratio is being calculated but prior to the Calculation Date, the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such purchase as if the same had occurred at the beginning of the applicable period. For purposes of the foregoing calculations, the PRO FORMA effect shall be calculated in accordance with the rules and regulations promulgated by the Securities and Exchange Commission for preparing pro forma financial information.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum (without duplication) of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs in respect of Indebtedness of such Person outstanding on the date hereof including, with respect to the Company, the Notes) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (A) all cash dividend payments on any series of preferred stock of the Company, and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, on a consolidated basis, in accordance with GAAP.

    "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness (which for purposes of this definition shall have the meaning given such term in the Initial Credit Agreement) for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Leases, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including the Obligations (which for purposes of this definition shall have the meaning given such term in the Initial Credit Agreement) and, without duplication, Indebtedness consisting of guaranties of Funded Debt of other Persons.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which (i) for the purpose of determining compliance with the covenants contained in this Indenture, are in effect as of the date of this Indenture, and (ii) for purposes of compliance with the reporting requirements contained in this Indenture, are in effect from time to time.

    "GLOBAL NOTES" means, individually and collectively, the Regulation S
Global Note, the Accredited Institutional Investor Global Note and the Rule 144A Global Note.

    "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

    "GUARANTEE" means the guarantee by any Guarantor of the Company's Obligations under this Indenture and the Notes pursuant to a guarantee given in accordance with this Indenture.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "GUARANTOR" means the Subsidiaries listed as guarantors in this Indenture and any other Subsidiary which is a guarantor of the Securities, including any Person that is required after the date of this Indenture to execute a guarantee of the Securities pursuant to the terms hereof until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor; provided, that for purposes hereof the term "Guarantor" shall not include any Unrestricted Subsidiary unless specifically provided otherwise.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the net obligations of such Person under (i) currency exchange or interest rate swap, cap or collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

    "HOLDER" means a Person in whose name a Definitive Note is registered on the books of the Registrar, or in whose name a beneficial interest in a Global
Note is recorded by the Trustee or the Note Custodian.

    "INDEBTEDNESS" means, with respect to any Person, (i) any indebtedness of such Person, without duplication, whether or not contingent, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or for the deferred purchase price of property or services (other than accounts payable or other obligations to trade creditors) or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or similar instruments issued or accepted by banks or representing Capital Lease Obligations or representing any Hedging Obligations, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), (ii) to the extent not included in clause (i), the guarantee by such Person of any indebtedness of any other Person, (iii) Securitized Financing Indebtedness, and (iv) accounts payable or other obligations of such Person to trade creditors which have remained unpaid for greater than 90 days past their original due date, unless the non-payment of such accounts payable or other obligations is being contested in good faith and appropriate reserves with respect thereto have been established in accordance with GAAP.

    "INDENTURE" means this Indenture, as amended or supplemented from time to time.

    "INDENTURE OBLIGATIONS" means all Obligations under this Indenture or under the Notes.

    "INITIAL CREDIT AGREEMENT" means the Credit Agreement among the Company, the Guarantors, General Electric Capital Corporation, a New York corporation, for itself, as lender, and as agent for the lenders, BankBoston, N.A., as documentation agent, and the other lenders signatory thereto, as in effect on the date thereof.

    "INTEREST EXPENSE" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

    "INVESTMENT" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations) or other items that would constitute Indebtedness of such other Persons to the first such Person, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of Equity Interests (other than Disqualified Stock) of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

    "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, Denver, Colorado or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (except for taxes not yet owing) in respect of such asset, whether or not filed, recorded or otherwise perfected, under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "MAINTENANCE FIXED CHARGE COVERAGE RATIO" shall mean, with respect to any Person for any fiscal period, the ratio of Pro Forma EBITDA LESS Capital Expenditures (which for purposes of this definition shall have the meaning given such term in the Initial Credit Agreement) during such period, LESS income taxes paid or payable in cash with respect to such period to Fixed Charges (which for purposes of this definition shall have the meaning given such term in the Initial Credit Agreement). In computing Fixed Charges for any fiscal period, interest and principal payments that are due within one week after the end of that fiscal period, without duplication, shall be deemed to have been paid on the last day of that fiscal period.

    "MATERIAL ACQUISITION" means any acquisition of a business or assets, including the acquisition of operating commercial real estate, by the Company or a Restricted Subsidiary that has a fair market value in excess of $5.0 million and which the Company or a Restricted Subsidiary intends to operate as part of its Principal Business.

    "MATURITY" means, with respect to any Note, the date on which the principal of such Note becomes due and payable as provided in such Note or this Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

    "MOODY'S" means Moody's Investor Service, Inc.  and its successors.

    "NET INCOME" of any Person for any period means the net income (loss) from continuing operations of such Person for such period, determined in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "OBLIGATIONS" with respect to any Indebtedness means the obligations of the Company and any of its Restricted Subsidiaries to pay principal (including reimbursement obligations and guarantees), premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

    "OFFICER" means, with respect to any Person, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

    "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

    "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

    "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is engaged in the Principal Business, PROVIDED that, (i) in the case of an Investment in an Equity Interest in a corporation, such Investment increases PRO RATA such Person's ownership of the outstanding voting capital stock of such corporation and, (ii) in the case of an Investment in any other Subsidiary, such Investment increases PRO RATA such Person's ownership and control of such entity; (b) capital contributions to any Wholly Owned Restricted Subsidiary; (c) any Investment in Cash Equivalents; (d) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is engaged in the Principal Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is engaged in the Principal Business; (e) loans and advances to the Company's officers, directors and employees made in the ordinary course of business and consistent with the Company's past practice in an aggregate amount at any one time outstanding (whether made prior to or after the date of this Indenture) that does not exceed $2,100,000; (f) the amount of the Investment of the Company as of the date hereof in UMR-Griffin Recyclers, LLC ("UMR-Griffin"), but not any future Investments in UMR-Griffin unless clause (d) of this definition would be satisfied in connection with such future Investment; and (g) Investments consisting of Indebtedness permitted by Section 4.09 (ix) hereof.

    "PERMITTED LIENS" means: (i) Liens granted by Restricted Subsidiaries in favor of the Company; (ii) Liens granted by the Company or a Restricted Subsidiary in favor of a Restricted Subsidiary, so long as such Restricted Subsidiary remains a Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; PROVIDED, that such liens were in existence prior to the contemplation of such merger or consolidation; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; PROVIDED, that such liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; PROVIDED, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) ground leases in respect of the real property on which the facilities owned or leased by the Company or any Restricted Subsidiary are located; (viii) Liens arising from UCC financing statements regarding property leased by the Company or any Restricted Subsidiary; (ix) easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary; (x) Liens securing purchase money obligations incurred or assumed in connection with the purchase of real or personal property to be used in the business of the Company or any Restricted Subsidiary within 180 days of such incurrence or assumption; PROVIDED, that (A) such purchase money obligations are permitted under Section 4.09(iv), (B) the principal amount of Indebtedness secured by such Lien does not exceed 100% of the purchase price of such property and (C) such Lien does not extend to or cover any other property, (xi) materialmen's and similar liens,
(xii) a mortgage and security interest, as in effect on the date hereof, on certain equipment and real estate of Weissman Industries, Inc. located in Waterloo, Iowa securing obligations of the Company under that certain Share Price Guaranty Agreement, dated as of August 5, 1996, in an amount not to exceed $3.5 million, (xiii) Liens securing the Obligations under the Senior Credit Agreement; (xiv) Capital Leases to the extent permitted under Section 4.09(v) and (xv) Liens to secure obligations of the Trustee under Section 7.07.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of, plus the interest accrued and unpaid prior to the occurrence of an event of default with respect to such other Indebtedness, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premium required to be paid, and the amount of reasonable expenses incurred, in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

    "PRINCIPAL BUSINESS" means, with respect to the Company and its Restricted Subsidiaries, purchasing and processing unprepared metal scrap and selling processed metal scrap.

    "PRO FORMA EBITDA" shall mean EBITDA as defined herein, except that Pro Forma EBITDA shall include in any applicable twelve-month measurement period the EBITDA of any Acquired Subsidiary (which for purposes of this definition shall have the meaning given such term in the Initial Credit Agreement) for the period prior to the date of such acquisition or formation computed in accordance with Regulation S-X under the Exchange Act.

    "PURCHASE AGREEMENTS" means the Purchase Agreements, each dated as of December 4, 1997, between the Company, the Guarantors and the Purchasers named in Schedule A thereto, providing, among other things, for the sale to and purchase by the Purchasers of the Notes.

    "REGULATION S" means Regulation S promulgated under the Securities Act.

    "REGULATION S GLOBAL NOTE" means a global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing a series of Notes sold in reliance on Regulation S.

    "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

    "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee assigned to perform the duties of Trustee hereunder and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary.

    "RULE 144A" means Rule 144A promulgated under the Securities Act, as amended from time to time.

    "RULE 144A GLOBAL NOTE" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing a series of Notes sold in reliance on Rule 144A.

    "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation and its successors.

    "SEC" means the Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SECURITIZED FINANCING INDEBTEDNESS" means, with respect to any Person, the unreturned portion of the amount funded by the investors under an asset securitization facility with such Person.

    "SECURITIZED FINANCING TRANSACTION" means, with respect to any Person, a securitized financing of receivables of such Person.

    "SENIOR CREDIT AGREEMENT" means (i) the Initial Credit Agreement, (ii) each instrument pursuant to which Obligations under the agreement described in clause
(i) are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, PROVIDED, HOWEVER, that in the event the Obligations to pay principal at final maturity under any such agreement as so amended, deferred, extended, renewed, replaced, refunded or refinanced (for purposes of this definition, the "Amended Senior Credit Agreement") become due and payable after the Stated Maturity of the principal of the Notes, then such Amended Senior Credit Agreement shall not by its terms prohibit payment of principal of the Notes at or after the Stated Maturity of the principal of the Notes, except under the circumstances contemplated by Sections 1.2, 1.3 and 2.2 of the Subordination and Intercreditor Agreement, dated as of December 3, 1997, among the initial Holders of Notes, the Company, the Guarantors, General Electric Capital Corporation and the

Trustee, and the aggregate principal amount at any one time outstanding thereunder shall not exceed (the "Senior Debt Cap") (a) $150.0 million, plus (b)
(I) the additional amount, if any, of the increased commitments under the Initial Credit Agreement pursuant to clause (viii) of Section 4.09 or (II) 50% of the amount of the net proceeds received by the Company from the sale after the date hereof of Equity Interests (other than Disqualified Stock) which net proceeds are used for purposes other than Restricted Payments, up to but not in excess of $15.0 million in the aggregate under clauses (I) and (II), minus (c)
(I) all amortization of principal of term loans (including without limitation the Acquisition Loans) under the Senior Credit Agreement actually made by the Company and its Subsidiaries through such time and (II) all permanent reductions of the commitments under the revolving credit facility portion of the Senior Credit Agreement; and PROVIDED FURTHER, HOWEVER, that the Amended Senior Credit Agreement shall not change the amounts or times for scheduled payments of principal specified in the Initial Credit Agreement except that principal payments (in an amount not to exceed $16,000,000) specified in the Initial Credit Agreement to be due during the final year prior to the maturity date of the last loan to mature thereunder may be deferred for up to one year and (iii) each instrument now or hereafter evidencing, governing, guarantying or securing any Indebtedness under any agreements described in clause (i) or (ii) above.

    "SENIOR DEBT" means (i) with respect to the Company and any of its Restricted Subsidiaries, (A) all Obligations under the Senior Credit Agreement and (B) all Obligations with respect to any other Indebtedness permitted to be incurred by the Company or any of its Restricted Subsidiaries under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (x) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company,
(y) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, or (z) any Indebtedness that is incurred in violation of this Indenture.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

    "STATED MATURITY," when used with respect to any Note or any installment of interest thereof, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

    "SUBSIDIARY" of any Person means (i) a corporation, association or other business entity of which more than 50% of the total voting power of all classes of the outstanding voting stock is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) and (iii) any other Person not described in clauses (i) and (ii) above and designated by the Board of Directors of such Person as a Subsidiary in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, owns 50% ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and other affairs thereof.

    "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

    "TRANSFER RESTRICTED SECURITIES" means securities that bear or are required to bear the legend set forth in Section 2.06(g) hereof.

    "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of its Board of Directors; but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock (including options, warrants or other rights to acquire Capital Stock) or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted pursuant to and in accordance with the provisions set forth in Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date pursuant to and in accordance with the provisions set forth in Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted pursuant to and in accordance with the provisions set forth in Section 4.09 hereof, and (ii) no Default or Event of Default would be in existence following such designation.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness; PROVIDED, HOWEVER, that with respect to any revolving indebtedness, the foregoing calculation of Weighted Average Life to Maturity will be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02  OTHER DEFINITIONS.

Term                                                                 Defined in
                                                                       Section

"ACCREDITED INVESTOR". . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
"AFFILIATE TRANSACTION". . . . . . . . . . . . . . . . . . . . . . . . .  4.11
"CEDEL BANK" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
"CHANGE OF CONTROL OFFER". . . . . . . . . . . . . . . . . . . . . . . .  4.15
"CHANGE OF CONTROL PAYMENT". . . . . . . . . . . . . . . . . . . . . . .  4.15
"CHANGE OF CONTROL PAYMENT DATE" . . . . . . . . . . . . . . . . . . . .  4.15
"DTC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
"EUROCLEAR". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
"EVENT OF DEFAULT" . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01
"INCUR". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.09
"NOTE CUSTODIAN" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
"PAYING AGENT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
"QIB". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
"REGISTRAR". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
"RESTRICTED PAYMENTS". . . . . . . . . . . . . . . . . . . . . . . . . .  4.07
"SHAREHOLDER/AFFILIATE TRANSACTION". . . . . . . . . . . . . . . . . . .  4.11
"U.S.  GLOBAL NOTES" . . . . . . . . . . . . . . . . . . . . . . . . . .  2.01

SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

    The following TIA terms used in this Indenture have the following meanings:

    "INDENTURE SECURITIES" means the Notes;

    "INDENTURE SECURITY HOLDER" means a Holder of a Note;

    "INDENTURE TO BE QUALIFIED" means this Indenture;

    "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

    "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

    All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04  RULES OF CONSTRUCTION.

    Unless the context otherwise requires:

    (1)  a term has the meaning assigned to it;

    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

    (3)  "or" is not exclusive;

    (4) words in the singular include the plural, and in the plural include the singular;

    (5)  provisions apply to successive events and transactions; and

    (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                      ARTICLE 2
                                      THE NOTES

SECTION 2.01  FORM AND DATING.

    The Notes, the Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 attached hereto. The Notes and Guarantees may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note and Guarantee shall be dated the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes and Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         (a) GLOBAL NOTES. Notes offered and sold to (i) qualified institutional buyers as defined in Rule 144A ("QIBS") in reliance on Rule 144A and (ii) institutional accredited investors as defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act ("ACCREDITED INVESTORS") who are not QIBs, shall be issued initially in the form of Rule 144A Global Notes and Accredited Institutional Investor Global Notes (collectively, the "U.S. GLOBAL NOTES"), respectively, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         Notes offered and sold in reliance on Regulation S, if any, shall be issued initially in the form of the Regulation S Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("EUROCLEAR") or Cedel Bank, S.A. ("Cedel Bank"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian (as hereinafter defined), at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel Bank shall be applicable to interests in the Regulation S Global Notes that are held by the Agent Members through Euroclear or Cedel Bank.

         Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

         (b)  BOOK-ENTRY PROVISIONS.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and
(ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (c) DEFINITIVE NOTES. Notes issued in certificated form shall be substantially in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).


SECTION 2.02  EXECUTION AND AUTHENTICATION.

    One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

    If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

    A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

    The Trustee shall, upon a written order of the Company signed by an Officer, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in
Section 2.07 hereof.

    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03  REGISTRAR AND PAYING AGENT.

    The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "REGISTRAR" includes any co-registrar and the term "PAYING AGENT" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

    The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

    The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes (the "NOTE CUSTODIAN").


SECTION 2.04  PAYING AGENT TO HOLD MONEY IN TRUST.

    The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium and interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05  HOLDER LISTS.

    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06  TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection
(g) of this Section 2.06. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

              (i) U.S. GLOBAL NOTE TO REGULATION S GLOBAL NOTE. If, at any time, an owner of a beneficial interest in a U.S. Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in such U.S. Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the applicable U.S. Global Note (E.G., the Rule 144A Global Note or the Accredited Institutional Investor Global Note) to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel Bank account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable U.S. Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Note by the principal amount at maturity of the beneficial interest in the U.S. Global Note to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the applicable U.S. Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Note that is being exchanged or transferred.

              (ii) REGULATION S GLOBAL NOTE TO U.S.  GLOBAL NOTE.  If, at any
                   time, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Regulation S Global Note to (1) a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note or (2) a Person who is required or permitted to take delivery thereof in the form of an interest in an Accredited Institutional Investor Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note or an Accredited Institutional Investor Global Note, as applicable, as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel Bank, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144A under the Securities Act and any applicable blue sky or securities laws of any state of the United States or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.

         (iii) RULE 144A GLOBAL NOTE TO ACCREDITED INSTITUTIONAL INVESTOR GLOBAL NOTE; ACCREDITED INSTITUTIONAL INVESTOR GLOBAL NOTE TO RULE 144A GLOBAL NOTE. If, at any time, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Rule 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in an Accredited Institutional Investor Global Note or an owner of an Accredited Institutional Investor Global Note wishes to transfer its interest in such Accredited Institutional Investor Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note or an Accredited Institutional Investor Global Note, as applicable, as provided in this Section 2.06(a)(iii). Upon receipt by the Trustee of (1) instructions from the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, equal to the beneficial interest in the Rule 144A Global Note or Accredited Institutional Investor Global Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-3 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in an Accredited Institutional Investor Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144A under the Securities Act and any applicable blue sky or securities laws of any state of the United States or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Rule 144A Global Note or Accredited Institutional Investor Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, by the principal amount at maturity of the beneficial interest in the Rule 144A Global Note or Accredited Institutional Investor Global Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, equal to the reduction in the aggregate principal amount at maturity of such Rule 144A Global Note or the Accredited Institutional Investor Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Rule 144A Global Note or the Accredited Institutional Investor Global Note that is being transferred.

         (b) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request:

         (x)  to register the transfer of the Definitive Notes; or

         (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that the Definitive Notes presented or surrendered for register of transfer or exchange:

              (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

              (ii) in the case of a Definitive Note that is a Transfer
                   Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                   (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-4 hereto);

                   (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-4 hereto); or

                   (C) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (c) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE.

              (i) Any Person having a beneficial interest in a Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel Bank, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                   (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-5 hereto);

                   (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-5 hereto); or

                   (C) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-5 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of the applicable Global Note (e.g., the Rule 144A Global Note, the Accredited Institutional Investor Global Note or the Regulation S Global Note) to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

              (ii) Definitive Notes issued in exchange for a beneficial
                   interest in a Global Note, as applicable, pursuant to this
                   Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Definitive Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

         (d) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (e) TRANSFER AND EXCHANGE OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except, subject to the Applicable Procedures, upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

              (i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-6 hereto);

              (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-6 hereto); or

              (iii) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-6 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Trustee shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the applicable Global Note (e.g., the Rule 144A Global Note, the Accredited Institutional Investor Global Note or the Regulation S Global Note, as the case may be) to be increased accordingly. If none of the applicable Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new applicable Global Note in the appropriate principal amount.

         (f) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF DEPOSITARY. If at any time:

              (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

              (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

 then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

         (g)  LEGENDS.

              (i)     Except as permitted by the following paragraphs (ii) and
                      (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                      THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM SUCH INVESTOR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (5) TO INSTITUTIONAL ACCREDITED INVESTORS IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE

                      SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

              (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                      (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring holder substantially in the form of Exhibit B-4 hereto; and

                      (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend as set forth in (i) above, but shall continue to be subject to the provisions of
                             Section 2.06(a) and (b) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend as set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

              (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                      (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a

                             Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                      (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of
                             Section 2.06(a) and (b) hereof.

              (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule
                      144A) of the Company;

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

         (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

              (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.15 and 9.05 hereto).

              (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

              (v)     The Company shall not be required:

                      (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
                             3.02 hereof and ending at the close of business on the day of selection; or

                      (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                      (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

              (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any
                      Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section
                      2.02 hereof.

SECTION 2.07  REPLACEMENT NOTES.

    If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

    Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08  OUTSTANDING NOTES.

    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

    If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

    If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

    If the Paying Agent (other than the Company or a Restricted Subsidiary) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09  TREASURY NOTES.

    In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10  TEMPORARY NOTES.

    Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

    Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11  CANCELLATION.

    The Company and any Guarantor at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange. or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12  DEFAULTED INTEREST.

    If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                      ARTICLE 3
                              REDEMPTION AND PREPAYMENT

SECTION 3.01  NOTICES TO TRUSTEE.

    If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the applicable redemption price.

SECTION 3.02  SELECTION OF NOTES TO BE REDEEMED.

    If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a PRO RATA basis or by lot, as directed by the Company in writing. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

    The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03  NOTICE OF REDEMPTION.

    At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

    The notice shall identify the Notes to be redeemed and shall state:

    (a)  the redemption date;

    (b)  the redemption price;

    (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

    (d)  the name and address of the Paying Agent;

    (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

    (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

    (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

    (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

    At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04  EFFECT OF NOTICE OF REDEMPTION.

    Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05  DEPOSIT OF REDEMPTION PRICE.

    One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

    If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06  NOTES REDEEMED IN PART.

    Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07  OPTIONAL REDEMPTION.

    (a) The Notes are not redeemable by the Company prior to December 5, 1998. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest thereon to the date fixed for redemption, if redeemed during the twelve month period beginning on December 4 of the years indicated below:

                      Year                   Percentage
                      ----                   ----------
                      1998 . . . . . . . .    106.00%
                      1999 . . . . . . . .    105.14%
                      2000 . . . . . . . .    104.29%
                      2001 . . . . . . . .    103.43%
                      2002 . . . . . . . .    102.57%
                      2003 . . . . . . . .    101.71%
                      2004 . . . . . . . .    100.86%
                      2005 . . . . . . . .    100.00%

    (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08  MANDATORY REDEMPTION.

    Except as set forth under Section 4.15 hereof, the Company shall not be required to make mandatory or sinking fund redemption payments with respect to the Notes.

                                      ARTICLE 4
                                      COVENANTS

SECTION 4.01  PAYMENT OF NOTES.

    The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

    The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the applicable rate set forth in the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02  MAINTENANCE OF OFFICE OR AGENCY.

    The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

    The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03  REPORTS.

    (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes within five (5) Business Days of being required to file, or the date it would have been required to file if it were subject to such filing requirements, the same (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms l0-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K (as such requirement is in effect as of the date hereof or as amended from time to time) as if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors who request it in writing. The Company shall at all times comply with TIA Section 314(a).

    (b) The Company shall furnish to the Holders of Notes within five (5) Business Days of being required to file the same copies of all annual reports and other documents which the Company is required to file with the SEC pursuant to the Exchange Act.

    (c) For so long as any Transfer Restricted Securities remain outstanding, the Company shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04  COMPLIANCE CERTIFICATE.

    (a) The Company shall deliver to the Trustee, within 50 days after the end of each of the first three fiscal quarters of the Company's fiscal year, and within 105 days after the end of each fiscal year of the Company, an Officers' Certificate (i) setting forth computations in reasonable detail showing, as at the end of such quarter or fiscal year, the Company's compliance with the financial covenants contained in this Indenture, and (ii) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

    (b)  The year-end financial statements delivered pursuant to Section
4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

    (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05  TAXES.

    The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings and where adequate reserves with respect to such contest are maintained on the books of the Company and its Subsidiaries, as applicable.

SECTION 4.06  STAY, EXTENSION AND USURY LAWS.

    The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07  RESTRICTED PAYMENTS.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment by the Company or its Restricted Subsidiaries in connection with any merger or consolidation involving the Company or a Restricted Subsidiary) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions in respect of Equity Interests of a Restricted Subsidiary which are payable only to the Company or a Wholly Owned Restricted Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company that is not (or does not, as a result of such purchase, redemption or acquisition, become) a Restricted Subsidiary of the Company (other than any such Equity Interest owned by the Company or any Wholly Owned Restricted Subsidiary); (iii) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any indebtedness that is subordinated to the Notes or any indebtedness that is PARI PASSU with the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment on a pro forma basis:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (b) the Fixed Charge Coverage Ratio of the Company for the Company's most recently ended four full fiscal quarters (taken as one accounting period) for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been equal to or greater than the applicable ratio set forth in the first paragraph of Section 4.09 hereof; and

         (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (including Restricted Payments pursuant to clauses
    (w), (x), (y) and (z) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), does not exceed the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from December 5, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date hereof of Equity Interests of the Company (other than (i) Equity Interests sold to a Subsidiary of the Company, (ii) Disqualified Stock and (iii) $10 million of Equity Interests to be issued on the date hereof or in connection with the transactions contemplated hereby to the lenders under the Initial Credit Agreement and other institutional investors), plus (iii) solely with respect to Restricted Investments, $5.0 million.

    The foregoing provisions shall not prohibit (v) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded (to the extent otherwise included) from clause (c)(ii) of the preceding paragraph; (w) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employee, officer or director of the Company (or any of is Subsidiaries), or such person's estate or estate beneficiary, pursuant to any equity subscription agreement or stock option agreement in effect as of the date hereof, and as may be entered into by the Company from time to time in the ordinary course of business and consistent with the Company's past practice, at such time as any such employee, officer or director terminates his or her affiliation with the Company; PROVIDED that the aggregate price paid on or after the date hereof for all such repurchased, redeemed or acquired or retired Equity Interests shall not exceed $100,000 in the aggregate and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (x) redemption of and dividend payments on the Company's Series D Convertible Preferred Stock in an aggregate amount not to exceed $100,000 as provided in the Designation of Preferences, Limitations and Relative Rights of the Series D Convertible Preferred Stock as in effect on the date hereof; (y) any repurchase of the Company's common stock pursuant to that certain Share Price Guaranty Agreement entered into between the Company and Weissman Financial, as in effect on the date hereof; provided that the aggregate price paid to repurchase such stock shall not exceed $1.7 million; (z) the purchase (and retirement) by the Company of shares of its common stock for a maximum purchase price of $7,250,000 in complete settlement of, with full releases, or an enforceable injunction against, all litigation related to the Caside Associates Litigation (as defined in the Purchase Agreements) and (xx) dividends consisting of Equity Interests (other than Disqualified Stock) of the Company which are paid on any convertible preferred stock of the Company issued as part of the consideration paid for the acquisition of a business, including commercial real estate, by the Company or a Restricted Subsidiary of the Company and which the Company or a Restricted Subsidiary of the Company intends to operate as part of its Principal Business.

    The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment (other than Restricted Payments permitted pursuant to the immediately preceding paragraph), the Company shall deliver to the Trustee an

Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the first paragraph of this Section 4.07 were computed, which calculations may be based upon the Company's latest available internal financial statements.

    The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such Subsidiary has total assets of $1,000 or less at the time of such designation, (ii) such designation would not cause a Default and (iii) the Company's Fixed Charge Coverage Ratio after giving effect to such designation is at least 95% of the Company's Fixed Charge Coverage Ratio before giving effect to such designation. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation and (y) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.08  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
              RESTRICTED SUBSIDIARIES OF THE COMPANY.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Initial Credit Agreement as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive taken as a whole with respect to such dividend and other payment restrictions than those contained in the Initial Credit Agreement as in effect on the date hereof, (b) this Indenture and the Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of such Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person may be taken into account in determining whether such acquisition was permitted by the terms of this Indenture only to the extent that the definition of "Consolidated Cash Flow" would have permitted such inclusion for a Restricted Subsidiary, (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (g) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive taken as a whole than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09  INCURRENCE OF INDEBTEDNESS.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty, or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, and any of the Company's Restricted Subsidiaries may incur Senior Debt and Acquired Debt, if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued (taken as one accounting period) would have been greater than (i) 2.0 to 1.0, in the case of any such four full fiscal quarters ending at any time during the period from the date hereof to and including September 30, 1998; (ii) 2.25 to 1.0, in the case of any such four full fiscal quarters ending at any time during the period from but not including September 30, 1998 to and including September 30, 1999; and (iii) 2.50 to 1.0, in the case of any such four fiscal quarters ending at any time thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred (or Disqualified Stock issued) at the beginning of such four-quarter period. Any determination that is to be made on a pro forma basis under this Section 4.09 shall (i) utilize the principles that would apply to pro forma financial statements meeting the requirements of Regulation S-X, (ii) not take into account any cost savings attributable to the synergies between the Company or any of its Subsidiaries and any Person that is, or whose assets are, acquired, and (iii) utilize audited financial statements of any such Person if audited financial statements of such Person exist (or are then required to be filed with the SEC) at the time of calculation, or otherwise may be unaudited (but reviewed) financial statements of such Person (in which case any determination that was made on a pro forma basis under this Section 4.09 shall be recalculated utilizing such audited financial statements at the time they exist (or are required to be filed with the SEC)).

    The foregoing provisions shall not apply to:

         (i) (a) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Senior Credit Agreement, in an aggregate principal amount at any one time outstanding not to exceed the Senior Debt Cap and (b) the guarantee of such Indebtedness by the Company and any of its Restricted Subsidiaries;

         (ii) the incurrence by the Company of Indebtedness represented by the Notes;

         (iii) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness (provided that Indebtedness under the Senior Credit Agreement shall be subject to the limitations set forth herein in the definition of Senior Credit Agreement) in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred;

         (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of personal property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed, together with all amounts of Indebtedness incurred under clauses (v),
(vi), (vii) and (viii) of this Section 4.09, $15.0 million at any time outstanding;

         (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness with respect to Capital Leases in an aggregate principal amount not to exceed, together with all amounts of Indebtedness incurred under clauses (iv), (vi), (vii) and (viii) of this Section 4.09, $15.0 million at any time outstanding;

         (vi) Indebtedness existing on the date hereof in an aggregate principal amount not to exceed, together with all amounts of Indebtedness incurred under clauses (iv), (v), (vii) and (viii) of this Section 4.09, $15.0 million at any time outstanding;

         (vii) Acquired Debt in an aggregate principal amount not to exceed, together with all amounts of Indebtedness incurred under clauses (iv), (v), (vi) and (viii) of this Section 4.09, $15.0 million at any time outstanding;

         (viii) any increase after the date hereof in the aggregate principal amount committed by the holders of Senior Debt pursuant to an amendment of the Senior Credit Agreement in an aggregate principal amount not to exceed together with all amounts of Indebtedness incurred under clauses (iv), (v), (vi) and
(vii) of this Section 4.09, $15.0 million at any time outstanding; provided that the maximum aggregate increase in such principal amount under this clause (viii) and clause (xi) of this Section 4.09 shall not exceed $15.0 million.

         (ix) any indebtedness of the Company to any of its Wholly-Owned Restricted Subsidiaries or any indebtedness of any Restricted Subsidiary to the Company or any Wholly-Owned Restricted Subsidiary;

         (x) indebtedness for accounts payable or other obligations to trade creditors incurred in the ordinary course of business and consistent with past practice (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date, unless the non-payment of such accounts payable or other obligations is being contested in good faith and appropriate reserves with respect thereto have been established in accordance with GAAP); and

         (xi) any increase after the date hereof in the aggregate principal amount committed by the holders of Senior Debt pursuant to the Senior Credit Agreement in an aggregate principal amount not to exceed the lesser of (A) 50% of the amount of the net proceeds received by the Company from the sale after the date hereof of Equity Interests (other than Disqualified Stock) which net proceeds are used for purposes other than Restricted Payments and (B) $15.0 million; provided that the maximum aggregate increase in such principal amount under this clause (xi) and clause (viii) of this Section 4.09 shall not exceed $15.0 million; and provided further, that any such increase would not otherwise result in a Default or Event of Default under this Section 4.09.

SECTION 4.10     ASSET SALES.

    The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, sell, lease, transfer or dispose of any of its interest in its respective material properties or assets, whether real, personal or mixed or intangible, other than in the ordinary course of business consistent with past practice (which includes the disposition in a commercially reasonable manner of equipment and inventory that is obsolete) and other than any such properties or assets acquired in connection with an acquisition which are not essential or useful in the conduct of the Principal Business and are sold within 180 days following the consummation of such acquisition. The Company shall use the net proceeds of any such asset sales to either retire Senior Debt or reinvest in assets related to the Principal Business or for working capital to be used in the Principal Business (provided that no more than $2,500,000 of such net proceeds in any Fiscal Year may be used for such working capital), or to repurchase Notes.

SECTION 4.11     TRANSACTIONS WITH AFFILIATES.

    The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, conduct any business or enter into any transaction or series of similar transactions (including, without limitation, the purchase, sale, transfer, lease or exchange of any property or the rendering of any service or the payment or loan of money by, to or with the Company or any Subsidiary) with (i) any direct or indirect holder of more than 5% of any class of Capital Stock of the Company or of any Subsidiary of the Company, (ii) any Affiliate of the Company or (iii) any officer or director of the Company or any Subsidiary of the Company not otherwise included in clause (i) or (ii) (each of the foregoing, a "SHAREHOLDER/AFFILIATE TRANSACTION") or (iv) any Unrestricted Subsidiary of the Company unless the terms of such business, transaction or series of transactions (a) are set forth in writing and (b) are as favorable to the Company or such Subsidiary in all material respects as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with a Person which is not such a stockholder or Affiliate and, if such transaction or series of transactions involves aggregate consideration greater than $1,000,000, then a majority of the disinterested members of the Board of Directors shall in good faith determine that the terms of such transaction comply with clauses (a) and (b) above (evidenced by a Board Resolution set forth in an Officer's Certificate delivered to the Trustee), and if such transaction or series of transactions involves aggregate consideration greater than $3,000,000, then in addition, the Company must obtain from an accounting, appraisal or investment banking firm of national standing an opinion as to the fairness, from a financial point of view and taking into account the standard in clauses (a) and (b) above, of the transaction to the Company or Subsidiary.

    Notwithstanding the foregoing limitations, the following shall not be deemed to be Shareholder/Affiliate Transactions: any payment or loan of money by the Company or any Subsidiary pursuant to employment agreements and arrangements and employee benefit plans in the ordinary course of business, consistent with past practices and approved by the Board of Directors of the Company or such Subsidiary, or the compensation committee of such Board of Directors provided that the aggregate amount of all such payments or loans made after the date hereof (including any loans and advances under clause (e) of the definition of "Permitted Investments" and any repurchase, redemption, acquisition or retirement under clause (w) of the second paragraph of Section 4.07) shall not exceed $2,100,000.

SECTION 4.12     LIENS.

    The Company shall not and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien upon any of their property or assets (including, without limitation, shares of stock of any subsidiaries), now owned or hereafter acquired, other than Permitted Liens.

SECTION 4.13     LINE OF BUSINESS.

    The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any material respect in any business other than the Principal Business.

SECTION 4.14     CORPORATE EXISTENCE.

    Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15     OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

    (a) Upon the occurrence of a Change of Control, each Holder shall have the right, at such Holder's option, subject to the terms and conditions set forth in this Indenture, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an Offer (as provided below), at a purchase price equal to 101.0% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase, which date shall be no fewer than 30 nor more than 60 days from the date such notice is mailed. Within 30 days following a Change of Control, the Company shall mail to each Holder of Notes at such Holder's registered address a notice stating: (i) that offer (an "OFFER") is being made pursuant to this Section 4.15 as a result of a Change of Control, the length of time the Offer shall remain open, and the maximum aggregate principal amount of Notes that will be accepted for payment pursuant to such Offer, (ii) the purchase price, the amount of accrued and unpaid interest as of the purchase date, and the purchase date (which will be no earlier than 30 days or later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE")), (iii) the circumstances and material facts regarding such Change of Control to the extent known to the Company (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control), (iv) that any Note not tendered will continue to accrue interest; (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Offer shall cease to accrue interest after the Change of Control Payment Date; (vii) that Holders electing to have any Notes purchased pursuant to an Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (viii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(ix) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

    (b) On the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment all Notes tendered pursuant to such Offer,
(ii) deposit with the Paying Agent the aggregate purchase price of all Notes accepted for payment and any accrued and unpaid interest on such Notes as of the Change of Control Payment Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Offer together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. If less than all Notes tendered pursuant to any Offer are accepted for payment by the Company for any reason, selection of the Notes to be purchased by the Trustee will be by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder of Notes accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after a Change of Control Payment Date, interest will cease to accrue on the Notes accepted for payment. The Company shall announce the results of the Offer to Holders of the Notes on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.16     NO SENIOR SUBORDINATED DEBT.

    Notwithstanding the provisions of Section 4.09 hereof, the Company and its Restricted Subsidiaries shall not incur, create, issue, assume, guarantee, suffer to exist or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any of its Senior Debt and senior in any respect in right of payment to the Notes.

SECTION 4.17     PREFERRED STOCK.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, issue any preferred stock, or permit any Person to own or hold an interest in any preferred stock of any such Restricted Subsidiary, except for
(i) preferred stock outstanding as of the date hereof; (ii) stock issued to the Company or a Wholly Owned Restricted Subsidiary of the Company; (iii) preferred stock existing at the time such company becomes a Restricted Subsidiary; and
(iv) preferred stock (other than Disqualified Stock) issued by the Company as part of the consideration paid for the acquisition of a business by the Company or a Restricted Subsidiary which the Company or such Restricted Subsidiary intends to operate as part of its Principal Business; provided, however, that such preferred stock shall not bear dividends other than dividends payable in Equity Interests (other than Disqualified Stock) or in cash at the Company's option (the exercise of which shall be subject to compliance with Section 4.07 hereof). The Company shall not make any cash dividend or distribution on or redeem any such preferred stock (other than for Equity Interests (other than Disqualified Stock)) if a Default or Event of Default exists or such dividend, distribution or redemption would cause a Default or Event of Default.

SECTION 4.18     CONSOLIDATED NET WORTH.

    The Company and its Subsidiaries shall maintain at all times Consolidated Net Worth equal to or greater than the following amounts measured as of the last day of the following respective Fiscal Quarters:

         Fiscal Quarter Ending         Minimum Consolidated Net Worth
         ---------------------         ------------------------------

               03/31/98                         $39,246,000
               06/30/98                          39,246,000
               09/30/98                          39,246,000
               12/31/98                          39,246,000

         Fiscal Quarter Ending         Minimum Consolidated Net Worth
         ---------------------         ------------------------------

               03/31/99                          $45,344,000
               06/30/99                           45,344,000
               09/30/99                           45,344,000
               12/31/99                           45,344,000

               03/31/00                          $52,806,000
               06/30/00                           52,806,000
               09/30/00                           52,806,000
               12/31/00                           52,806,000

               03/31/01                          $61,758,000
               06/30/01                           61,758,000
               09/30/01                           61,758,000
               12/31/01                           61,758,000

               03/31/02                          $72,128,000
               06/30/02                           72,128,000
               09/30/02                           72,128,000
               12/31/02                           72,128,000

               03/31/03                          $84,767,000
               06/30/03                           84,767,000
               09/30/03                           84,767,000
               12/31/03                           84,767,000

               03/31/04                          $99,022,000
               06/30/04                           99,022,000
               09/30/04                           99,022,000
               12/31/04                           99,022,000

               03/31/05 and each                $115,070,000
                 Fiscal Quarter
                ending thereafter

SECTION 4.19     INSPECTION RIGHTS.

    Holders of at least $10,000,000 in aggregate principal amount of the Notes, at such Noteholder(s)' expense, shall have the right to visit and inspect any of the properties of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company with its senior management. Upon the occurrence and during the continuation of a Default or an Event of Default, at the Company's expense, in addition to the foregoing right, Holders of at least $15,000,000 in aggregate principal amount of the Notes shall have the right to examine the books of account and records of Company and its Subsidiaries, to be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, its and their officers and employees, and their independent public accountants (and the Company authorizes such independent public accountants to discuss the Company's or its Subsidiaries' financial matters which such holder or its representatives, regardless of whether any representative of the Company is present, but provided that an officer of the Company will be afforded a reasonable opportunity to be present at any such discussion), all at such reasonable times and intervals as such Noteholder(s) may desire. The Company will likewise afford such Noteholder(s) the opportunity to obtain any information, to the extent the Company processes such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of any of the representations and warranties made by the Company under the Purchase Agreements.

SECTION 4.20     COMPLIANCE WITH LAW.

    The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole, (ii) the abilities of the Company and the Guarantors to perform their obligations under this Indenture, the Notes or the Guarantees or (iii) the validity or enforceability of this Indenture, the Notes or the Guarantees.

SECTION 4.21     ACCOUNTING CHANGES.

    Neither the Company nor any of its Restricted Subsidiaries shall make or permit any change in the accounting principles or reporting practices used by it on the date hereof except as permitted by GAAP.

SECTION 4.22     ACCOUNTING FIRMS.

    The Company and each of its Restricted Subsidiaries will use one of the following accounting firms, or their respective successors: BDO Seidman, Arthur Andersen, Coopers & Lybrand, Deloitte & Touche, Ernst & Young, KPMG Peat Marwick or Price Waterhouse.

SECTION 4.23     INVESTMENT COMPANY ACT.

    The Company shall not become, and shall not permit any of its Subsidiaries to become, an investment company subject to registration under the Investment Company Act of 1940, as amended.

SECTION 4.24     MAINTENANCE OF PROPERTIES.

    The Company shall, and shall cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with past practices of the Company.

SECTION 4.25     BOOKS AND RECORDS.

    The Company shall, and shall cause each of its Subsidiaries to, keep books and records which accurately reflect all of their respective material business affairs and transactions.

SECTION 4.26     MAINTENANCE OF INSURANCE.

    The Company shall, and shall cause each of its Subsidiaries to, maintain insurance with responsible and reputable insurance companies, or associations or maintain appropriate risk management practices consistent with past practice in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company and its Subsidiaries operate.

SECTION 4.27     COMPLIANCE WITH ERISA.

    Neither the Company nor any Subsidiary shall, or shall permit any ERISA Affiliate to, (i) terminate any Pension Plan so as to result in any liability of the Company, any Subsidiary or any ERISA Affiliate to the PBGC; (ii) permit to exist any other event or condition that presents a material risk of such termination by the PBGC of any Pension Plan, including, but not limited to, the occurrence of any Reportable Event; (iii) withdraw or otherwise incur any withdrawal liability with respect to any Multiemployer Plan; (iv) permit a Reportable Event to occur with respect to any Pension Plan which would present a material risk to the Company, any Subsidiary or any ERISA Affiliate of incurring a liability on account of such Pension Plan; (v) fail to make a contribution when required to any Pension Plan or Multiemployer Plan; or (vi) permit any event or transaction to occur, or any condition to exist, that could result in the incurrence of any liability by the Company, any Subsidiary or any ERISA Affiliate pursuant to Title I or IV of ERISA, the penalty or excise tax provisions of the Code relating to employee benefit plans, or Section 401(a)
(29) or 412 of the Code, or in the imposition of any Lien on any of the rights, properties or assets of the Company, any Subsidiary or any ERISA Affiliate pursuant to Title I or IV of ERISA, such penalty or excise tax Code provisions, or Section 401(a) (29) or 412 of the Code. For purposes of this Section 4.27, the following terms shall have the meanings given such terms below.

"CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Company or any Subsidiary is treated as a "single employer" under sections (b), (c), (m), (n) or (o) of Section 414 of the Code.

"MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA and Section 414(f) of the Code) to which contributions are or have been made by the Company, any of its Subsidiaries or any ERISA Affiliate.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any corporation or governmental body or agency succeeding to the functions thereof.

"PENSION PLAN" shall mean an employee pension benefit plan within the meaning of
Section 3(2) of ERISA, maintained or contributed to by the Company or an ERISA Affiliate, and subject to Section 412 of the Code.

"REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period has been waived by the PBGC.


SECTION 4.28     GUARANTEES OF INDENTURE OBLIGATIONS.

         Each Person that becomes a Restricted Subsidiary after the date hereof shall simultaneously execute and deliver a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Debt to the same extent as the Notes are subordinated to Senior Debt under this Indenture.


SECTION 4.29     MAINTENANCE FIXED CHARGE COVERAGE RATIO.

    The Company and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 1998, a Maintenance Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.1 to 1.0 (provided that for the Fiscal Quarters ending on or before September 30, 1998, the Maintenance Fixed Charge Coverage Ratio shall be calculated on the basis of the ratio of Annualized Pro Forma EBITDA (as such term is defined in the Initial Credit Agreement) to Annualized Fixed Charges instead of Pro Forma EBITDA and Fixed Charges for the 12 month periods then ended).


                                      ARTICLE 5
                                      SUCCESSORS

SECTION 5.01     MERGER, CONSOLIDATION, OR SALE OF ASSETS.

    (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) each Guarantor, unless it is the other party to the transaction described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations hereunder and under the Notes; (iv) immediately after such transaction no Default or Event of Default exists; and (v) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period (taken as one accounting period), be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

    (b) Each Guarantor shall not, and the Company will not permit any Guarantor to, consolidate or merge with or into (whether or not the Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity (other than the Company or any other Guarantor) unless (i) the Guarantor is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Guarantor under its Guarantee of the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and (iii) immediately after such transaction no Default or Event of Default exists.

SECTION 5.02  SUCCESSOR CORPORATION SUBSTITUTED.

    Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any Guarantor in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company or such Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or such "Guarantor" shall refer instead to the successor corporation and not to the Company or such Guarantor), and may exercise every right and power of the Company or such Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or such Guarantor herein; PROVIDED, HOWEVER, that the predecessor Company or such Guarantor shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's or such Guarantor's assets that meets the requirements of Section
5.01 hereof.

                                      ARTICLE 6
                                DEFAULTS AND REMEDIES


SECTION 6.01  EVENTS OF DEFAULT.

    An "EVENT OF DEFAULT" occurs if:

         (a) there shall be a default in the payment of any interest upon any Note when it becomes due and payable, and such default continues for a period of 30 days (whether or not the payment thereof is prohibited by Articles 10 or 11 hereof);

         (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (whether or not the payment thereof is prohibited by Articles 10 or 11 hereof);

         (c) there shall be a default in the payment of principal and interest (whether or not the payment thereof is prohibited by Articles 10 or 11 hereof) on Notes required to be purchased pursuant to an Offer to Purchase under Section 4.15 hereof when due and payable;

         (d) the Company or any Subsidiary fails to observe or perform any covenant or condition on the part of the Company or such Subsidiary to be performed or observed pursuant to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.16, 4.17, 4.18, 4.29, or 5.01 hereof; and,in the case of Sections
    4.09 and 4.12, such failure continues for 30 days after the Company has knowledge of such failure;

         (e) the Company, any Subsidiary or any Guarantor defaults in the performance of, or breaches, any other covenant or warranty of the Company, such Subsidiary or Guarantor in this Indenture or the Guarantee, and such default or breach continues for 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 % in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default";

         (f) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in the Purchase Agreements or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made;

         (g) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of scheduled principal payments under the Senior Credit Agreement beyond any grace period with respect thereto or (ii) the Company or any Subsidary is in default in the payment or performance of or compliance with any other term of the Senior Credit Agreement or any other condition exists, and as a consequence of such default or condition any of the Obligations under the Senior Credit Agreement have become, or have been declared, due and payable before their stated maturity or before their regularly scheduled date of payment;

         (h) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness under the Senior Credit Agreement) that is outstanding in an aggregate principal amount of at least $1,500,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness under the Senior Credit Agreement) in an aggregate outstanding principal amount of at least $1,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into Equity Interests),
    (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness (other than Indebtedness under the Senior Credit Agreement) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,500,000 or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness;

         (i) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed, bonded, or discharged) of 60 days, PROVIDED that the aggregate of all such judgments (to the extent not paid or to be paid by insurance) exceeds $1,500,000;

         (j) the Company, any Guarantor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law;

              (i)    commences a voluntary case,

              (ii) consents to the entry of an order for relief against it in an involuntary case,

              (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

              (iv) makes a general assignment for the benefit of its creditors, or

              (v)    generally is not paying its debts as they become due;

         (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i) is for relief against the Company, any Guarantor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

              (ii) appoints a custodian of the Company, any Guarantor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as whole, would constitute a Significant Subsidiary or for all or substantially all of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

              (iii) orders the liquidation of the Company, any Guarantor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

    and the order or decree remains unstayed and in effect for 60 consecutive days; or

         (l) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor not to be, in full force and effect and enforceable in accordance with its terms.

SECTION 6.02  ACCELERATION.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25 % in aggregate principal amount of the then outstanding Notes may declare all unpaid principal of, premium, if any, at the redemption prices set forth in Section 3.07, and accrued interest on all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case an Event of Default specified in clauses (j) or (k) of Section 6.01 hereof occurs with respect to the Company, any Guarantor or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all unpaid principal of, premium, if any, at the redemption prices set forth in Section 3.07, and accrued interest on all outstanding

Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal aggregate amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.


SECTION 6.03  OTHER REMEDIES.

    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Guarantees.

    The Trustee may maintain a proceeding even if it does not possess any of
the Notes or does not produce any of them in the proceeding.   A delay or
omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04  WAIVER OF PAST DEFAULTS.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05  CONTROL BY MAJORITY.

    Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06  LIMITATION ON SUITS.

    A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes or the Guarantees only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60 day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

    Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08  COLLECTION SUIT BY TRUSTEE.

    If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09  TRUSTEE MAY FILE PROOFS OF CLAIM.

    The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor, including any Guarantor, upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES.

    If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

    FIRST:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

    SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest respectively; and

    THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

    The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11  UNDERTAKING FOR COSTS.

    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


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

                                      ARTICLE 7
                                       TRUSTEE

SECTION 7.01  DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the duties, rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)  Except during the continuance of an Event of Default:

              (i) the Trustee shall not be liable hereunder except for such duties of the Trustee which shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability whatsoever in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder. The Trustee shall be under no obligation to exercise any of its duties under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it in its reasonable judgment against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02  RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it in its reasonable judgment against any loss, liability or expense that might be incurred by it in compliance with such request or direction.
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


SECTION 7.03  INDIVIDUAL RIGHTS OF TRUSTEE.

    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in accordance with the requirements of the TIA, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04  TRUSTEE DISCLAIMER.

    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

    The Trustee in its capacity as Registrar hereunder, shall not be charged with knowledge of the Applicable Procedures and may conclusively rely that instructions and certificates presented to it are in accordance with such Applicable Procedures in effecting transfers pursuant to Section 2.06 hereof.

SECTION 7.05  NOTICE OF DEFAULTS.

    If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes (with a copy to the Representative under the Senior Credit Agreement, if known to the Trustee) a notice of the Default or Event of Default within 15 days after it occurs.
Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

    Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c). A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company.

SECTION 7.07     COMPENSATION AND INDEMNITY.

    The Company shall pay to the Trustee upon demand from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

    The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

    The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

    To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture. Furthermore, the Guarantors, jointly and severally, guarantee the payment of all amounts payable to the Trustee pursuant to this Section 7.07.

    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

    The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08     REPLACEMENT OF TRUSTEE.

    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

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

    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company (with a copy to the Representative under the Senior Credit Agreement, if known to the Trustee). The Holders of Notes of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing (with a copy to the Representative under the Senior Credit Agreement, if known to the Trustee). The Company may remove the Trustee if:

         (a)  the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its properly; or

         (d)  the Trustee becomes incapable of acting.

    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10.0% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company (with a copy to the Representative under the Senior Credit Agreement, if known to the Trustee). Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes (with a copy to the Representative under the Senior Credit Agreement, if known to the Trustee). The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

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

SECTION 7.09     SUCCESSOR TRUSTEE BY MERGER, ETC.

    If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10     ELIGIBILITY; DISQUALIFICATION.

    There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has or has a corporate parent that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

    This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA
Section 310(b).

SECTION 7.11     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

    The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                      ARTICLE 8
                                      [Reserved]


                                      ARTICLE 9
                           AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01     WITHOUT CONSENT OF HOLDERS OF NOTES.

    Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

         (a)  to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes and that does not adversely affect the legal rights hereunder of any Holder of the Note; or

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

    Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02     WITH CONSENT OF HOLDERS OF NOTES.

    Except as provided below in this Section 9.02, this Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

    Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

    Neither the Company, the Guarantors nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes in a manner adverse to the Holders;

         (c) reduce the rate of or change the time for payment of interest on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

         (g)  waive a redemption payment with respect to any Note; or

         (h)  make any change in the foregoing amendment and waiver provisions.

SECTION 9.03     COMPLIANCE WITH TRUST INDENTURE ACT.

    Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04     REVOCATION AND EFFECT OF CONSENTS.

    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An

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amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05     NOTATION ON OR EXCHANGE OF NOTES.

    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06     TRUSTEE TO SIGN AMENDMENTS, ETC.

    The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, labilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                      ARTICLE 10
                                    SUBORDINATION

SECTION 10.01    AGREEMENT TO SUBORDINATE.

    The Company agrees, and each Holder of Notes by accepting a Note agrees, that the payment of the Indenture Obligations (including, without limitation, by redemption or purchase of any Notes as provided by Section 4.15 hereof) will be subordinated in right of payment, as set forth in this Article, to the prior payment in full in cash, cash equivalents or any other manner acceptable to the Holders of Senior Debt of all Obligations with respect to the Senior Debt, whether outstanding on the date hereof or thereafter incurred.

SECTION 10.02    LIQUIDATION; DISSOLUTION; BANKRUPTCY.

    Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

         (a) the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before

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the Holders of Notes shall be entitled to receive any payment with respect to the Indenture Obligations (except that all Holders of Notes may receive securities that are subordinated to at least the same extent as the Notes to (i) Senior Debt and (ii) any securities issued in exchange for Senior Debt); and

         (b) until all Obligations with respect to Senior Debt (as provided in subsection (a) above) are paid in full, any distribution to which Holders of Notes would be entitled but for this Article shall be made to Holders of Senior Debt (except that all Holders of Notes may receive securities that are subordinated to at least the same extent as the Notes to (i) Senior Debt and
(ii) any securities issued in exchange for Senior Debt), as their interests may appear. A distribution may consist of cash, securities or other property, by set-off or otherwise.

    The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this
Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article 5.

SECTION 10.03    ACCELERATION OF NOTES.

    If payment of the Notes is accelerated because of an Event of Default, the Trustee shall promptly notify the applicable Representative(s) for the Senior Debt of the acceleration.

SECTION 10.04    WHEN DISTRIBUTION MUST BE PAID OVER.

    In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited under the terms of this Indenture, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to the holders of Senior Debt as their interests may appear or their Representative under the Senior Credit Agreement, indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any payment or distribution to or for the holders of Senior Debt made concurrently with such payment received by the Trustee or such Holder.

    With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this

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Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Notes or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.05    NOTICE BY COMPANY.

    The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Indenture Obligations to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article.

SECTION 10.06    SUBROGATION.

    After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.07    RELATIVE RIGHTS.

    This Article defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

         (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay the Indenture Obligations in accordance with their terms;

         (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions and payments otherwise payable to Holders.

    If the Company fails because of this Article to pay the Indenture Obligations on the due date, the failure is still a Default or Event of Default.

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

SECTION 10.08    SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

    No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.09    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

    Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

    With respect to any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.10    RIGHTS OF TRUSTEE AND PAYING AGENT.

    Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at the Corporate Trust Office of the Trustee at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Indenture Obligations to violate this Article. Only a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

    The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.11    AUTHORIZATION TO EFFECT SUBORDINATION.

    Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

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

SECTION 10.12    AMENDMENTS.

    The provisions of this Article 10 shall not be amended or modified without the written consent of a majority of holders of all Senior Debt (to the extent required pursuant to the terms of such Senior Debt).

                                      ARTICLE 11
                                      GUARANTEE

SECTION 11.01    GUARANTORS' GUARANTEE.

    For value received, each of the Guarantors, in accordance with this
Article 11, hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel and other amounts payable to the Trustee pursuant to Section 7.07) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

SECTION 11.02    CONTINUING GUARANTEE; NO RIGHT OF SET-OFF; INDEPENDENT
                 OBLIGATION.

    (a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Notes but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

    (b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

    (c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Securities.

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

    (d) Each Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors.

    (e) Except as provided herein, the provisions of this Article 11 cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that neither the Trustee nor any Holder shall be bound by any representation, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

    (f) This Guarantee is a guarantee of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Company or upon any event or condition whatsoever.

    (g) The obligations of the Guarantors set forth herein constitute the full recourse obligations of the Guarantors enforceable against them to the full extent of all their assets and properties.

SECTION 11.03    GUARANTEE ABSOLUTE.

    The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Notes and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

    (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

    (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Notes, including any increase or decrease in the Indenture Obligations;

    (c) the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

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    (d)  the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

    (e) the abstention from taking security from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

    (f) any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

    (g) any other dealings with the Company, any Guarantor or any other Person, or with any security;

    (h) the Trustee's or the Holders' acceptance of compositions from the Company or any Guarantor;

    (i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any collateral;

    (j) the release or discharge of the Company or any Guarantor of the Notes or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Notes, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

    (k) any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

    (l) the sale of the Company's or any Guarantor's business or any part thereof;

    (m) any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or any Guarantor or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

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

    (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

    (o) any arrangement or plan of reorganization affecting the Company or any Guarantor;

    (p) any failure, omission or delay on the part of the Company to conform or comply with any term of this Indenture;

    (q) any limitation on the liability or obligations of the Company or any other Person under this Indenture, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Indenture;

    (r) any other circumstance (including any statute of limitations that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor); or

    (s) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Notes, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

SECTION 11.04    RIGHT TO DEMAND FULL PERFORMANCE.

    In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Notes. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof. Each Guarantor, promptly after demand, will reimburse the Trustee and the Holders for all costs and expenses of collecting such amount under, or enforcing this Guarantee, including, without limitation, the reasonable fees and expenses of counsel.

SECTION 11.05    WAIVERS.

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

    (a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company or any Guarantor of any of the terms, covenants, conditions and provisions of this Indenture or the Notes or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations, whether by statute, rule of law or otherwise. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Notes and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Notes by the Holders or in this Indenture, (ii) any release of any Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against such Guarantor.

    (b) without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

         (i) enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person under this Indenture or otherwise;

         (ii) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders;

         (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity; or

         (iv) mitigate the damages resulting from any default under this Indenture;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

SECTION 11.06 THE GUARANTORS REMAIN OBLIGATED IN EVENT THE COMPANY IS NO LONGER OBLIGATED TO DISCHARGE INDENTURE OBLIGATIONS.

    It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article 11 shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such

Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.


SECTION 11.07    FRAUDULENT CONVEYANCE; SUBROGATION.

    Notwithstanding any provision herein contained to the contrary, each Guarantor's liability under this Article 11 shall be limited to an amount not to exceed the amount which could be claimed by the Holders from such Guarantor under this Article 11 without rendering such claim voidable or avoidable under
Section 548 of the Bankruptcy Law or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution, subrogation and indemnification under this Indenture or under applicable law.

SECTION 11.08    GUARANTEE IS IN ADDITION TO OTHER SECURITY.

    This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

SECTION 11.09    RELEASE OF SECURITY INTERESTS.

    Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

SECTION 11.10    NO BAR TO FURTHER ACTIONS.

    Except as provided by law, no action or proceeding brought or instituted under Article 11 and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article 11 and this Guarantee by reason of any further default or defaults under Article 11 and this Guarantee or in the payment of any of the Indenture Obligations.

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

SECTION 11.11 FAILURE TO EXERCISE RIGHTS SHALL NOT OPERATE AS A WAIVER; NO SUSPENSION OF REMEDIES.

    (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this
Article 11 and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

    (b) Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to the terms hereof or thereof or to pursue any rights or remedies hereunder, thereof or under applicable law.

SECTION 11.12    TRUSTEE'S DUTIES; NOTICE TO TRUSTEE.


    (a) Any provision in this Article 11 or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee's negligence, bad faith or willful misconduct.

    (b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

SECTION 11.13    SUCCESSORS AND ASSIGNS.

    All terms, agreements and conditions of this Article 11 shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder.

SECTION 11.14    RELEASE OF GUARANTEE.

    Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article 11. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the

Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

SECTION 11.15    EXECUTION OF GUARANTEE.

    To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Exhibit A-1, to be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each Guarantor by its Chairman of the Board, Vice Chairman of the Board, its President, its Chief Executive Officer, Chief Operating Officer or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

    If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Note on which this Guarantee is endorsed, such Guarantee shall be valid nevertheless.

SECTION 11.16    GUARANTEE SUBORDINATE TO SENIOR DEBT.

    Each Guarantor agrees, and each Holder of Notes by accepting a Note agrees, that the Indebtedness represented by the Guarantees is hereby expressly made subordinate in right of payment, as set forth in this Article, to the prior payment in full of all Obligations with respect to the Senior Debt, whether outstanding on the date hereof or thereafter incurred.

SECTION 11.17    LIQUIDATION; DISSOLUTION; BANKRUPTCY.

    Upon any distribution to creditors of any Guarantor in a liquidation or dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property, an assignment for the benefit of creditors or any marshaling of the Guarantor's assets and liabilities:

         (a) the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes shall be entitled to receive any payment with respect to the Notes (except that all Holders of Notes may receive securities that are subordinated to at least the same extent as the Notes to (i) Senior Debt and (ii) and securities issued in exchange for Senior
Debt); and

         (b) until all Obligations with respect to Senior Debt (as provided in subsection (a) above) are paid in full in cash, any distribution to which Holders of Notes would be entitled but for this Article shall be made to Holders of Senior Debt (except that all Holders of Notes may receive securities that are subordinated to at least the same extent as the Guarantees to (i) Senior

Debt and (ii) any securities issued in exchange for Senior Debt), as their interests may appear. A distribution may consist of cash, securities or other property, by set-off or otherwise.

    The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another Person or the liquidation or dissolution of any Guarantor following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article 5 hereof.

SECTION 11.18    SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT.

         After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of such Senior Debt to receive distributions applicable to the Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of the Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders is not, as between any Guarantor and the Holders, a payment by such Guarantor on the Notes.

SECTION 11.19    RELATIVE RIGHTS.

    This Article defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

         (a) impair, as between any Guarantor and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to pay all Indenture Obligations in accordance with their terms;

         (b) affect the relative rights of Holders and creditors of the Company other than the rights of Holders in relation to holders of Senior Debt; or

         (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions and payments otherwise payable to Holders.

    If the Company or any Guarantor fails because of this Article to pay any Indenture Obligation on the due date, the failure is still a Default or Event of Default.

SECTION 11.20    SUBORDINATION MAY NOT BE IMPAIRED BY ANY GUARANTOR.

    No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by any Guarantor or any Holder or by the failure of any Guarantor or any Holder to comply with this Indenture.

SECTION 11.21    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

    Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

    Upon any payment or distribution of assets of any Guarantor referred to in this Article 11, the Trustee, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.22    AUTHORIZATION TO EFFECT SUBORDINATION.

    Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes.

SECTION 11.23    AMENDMENTS.

    The provisions of this Article 11 shall not be amended or modified without the written consent of a majority of holders of all Senior Debt (to the extent required pursuant to the terms of such Senior Debt).

SECTION 11.24    CONTRIBUTION WITH RESPECT TO GUARANTEES.

    (a)  To the extent that any Guarantor shall make a payment under this
Article 11 of all or any of the Indenture Obligations (a "GUARANTOR PAYMENT") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Indenture Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's "ALLOCABLE AMOUNT" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, THEN, following payment in full in cash of the Indenture Obligations such Guarantors shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, PRO RATA based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

    (b) As of any date of determination, the "ALLOCABLE AMOUNT" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Article 11 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Law or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

    (c) This Section 11.24 is intended only to define the relative rights of Guarantors and nothing set forth in this Section 11.24 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 11.01, or the Notes.

    (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

    (e) The rights of the indemnifying Guarantor against other Guarantors Indenture under this Section 11.24 shall be exercisable upon the full and indefeasible payment of the Obligations.

SECTION 11.25    LIABILITY CUMULATIVE.

    The liability of Guarantors under this Article 11 is in addition to and shall be cumulative with all liabilities of each Guarantor to the Holders under this Agreement or in respect of any Indenture Obligations or obligation of the other Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                                      ARTICLE 12
                                    MISCELLANEOUS

SECTION 12.01    TRUST INDENTURE ACT CONTROLS.

    If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.02    NOTICES.

    Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company or any of the Guarantors:

         Recycling Industries, Inc.
         Suite 211

         384 Inverness Drive South
         Englewood, CO 80112
         Attention: Chief Financial Officer
         Telecopier No.: (303) 790-4252
         Telephone No.: (303) 790-7372

         If to the Trustee:

              State Street Bank and Trust Company
              Goodwin Square
              225 Asylum Street
              Hartford, CT 06103
              Attention:     Corporate Trust Administration
                             (Recycling Industries, Inc. 13% Senior
                             Subordinated Notes due 2005)

         Telecopier No.: (860) 244-1889

    Notice by the Trustee to the Representative under the Initial Credit Agreement, if known to the Trustee, provided for herein shall be delivered or mailed to General Electric Capital Corporation, 10 LaSalle Street, Suite 2700, Chicago, Illinois 60603, Attention: Recycling Account Manager, Telecopier No.:
(312) 419-5992, Telephone No.: (312) 419-0985 and to any other person who hereafter becomes an agent under the Initial Credit Agreement, provided the Trustee has been notified by the Company or the agent of the names and mailing addresses of such persons.

    The Company, the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt by a Responsible Officer of the Trustee.

    Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

    If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

    If the Company mails a notice or communication to Holders. it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

    Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

SECTION 12.04    CERTIFICATE AND OPINION AS TO CONDITIONS  PRECEDENT.

    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06    RULES BY TRUSTEE AND AGENTS.

    The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

    No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 12.08    GOVERNING LAW.

    THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

SECTION 12.09    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

    This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10    SUCCESSORS.

    All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11    SEVERABILITY.

    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12    COUNTERPART ORIGINALS.

    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13    TABLE OF CONTENTS, HEADINGS, ETC.

    The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                           [Signatures on following page.]

                                      SIGNATURES

Dated as of December 4, 1997


                                  Recycling Industries, Inc., NR Holdings, Inc. Recycling Industries of Texas, Inc., Recycling Industries of South Carolina, Inc., Recycling Industries of Iowa, Inc., Nevada Recycling, Inc., Weissman Industries, Inc., Recycling Industries of Missouri, Inc., Recycling Industries of Georgia, Inc., Recycling Industries of Wisconsin, Inc., Recycling Industries of Winston-Salem, Inc., Recycling Industries of Greensboro, Inc., Recycling Industries of Chesapeake, Inc.,
                                  Wm. Lans Sons' Co. Inc.; and Recycling
                                  Industries of Atlanta, Inc.;


                                  By:  /s/ LUKE F. BOTICA
                                     ------------------------------
                                  Name:    LUKE F. BOTICA
                                  Title:   VICE CHAIRMAN



                                  (Seal)




Dated as of December 4, 1997      State Street Bank and Trust Company




                                  By:  /s/ Mark A. Forgetta
                                     ------------------------------
                                  Name:    Mark A. Forgetta
                                  Title:   Vice President



                                  (Seal)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     Exhibit A-1

                                    (Face of Note)

             13% [Series A] [Series B] Senior Subordinated Notes due 2005

No.  ___________
CUSIP No.  756285 AA O                                              $___________

                              RECYCLING INDUSTRIES, INC.

promises to pay to _____________________________________________________________

or registered assigns, the principal sum of_____________________________________
Dollars on December 5, 2005.

Interest Payment Dates: June 30 and December 31

Record Dates: June 15 and December 15


                             Dated: December 5, 1997

                             RECYCLING INDUSTRIES, INC.

                             By:
                                 -----------------------------------------------
                                   Name:
                                   Title:

                                            (SEAL)

This is one of the Notes
referred to in the
within-mentioned Indenture:

State Street Bank and Trust Company,
 as Trustee

By:
   --------------------------
      Name:
      Title:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                        A-1-1

                                    (Back of Note)

             13% [Series A] [Series B] Senior Subordinated Notes due 2005

    [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

          THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM SUCH INVESTOR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (5) TO INSTITUTIONAL ACCREDITED INVESTORS IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE


------------------

(1) THIS PARAGRAPH SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                        A-1-2

          SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Recycling Industries, Inc., a Colorado corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 13% per annum from December 4, 1997 until December 4, 2005. The Company shall pay interest semi-annually in arrears on June 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be June 30, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to 15% per annum; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company shall make payments in respect of the Notes represented by the Global Notes (including principal, premium and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note custodian. With respect to Notes issued in definitive form, the Company shall make all payments of principal, premium and interest by mailing a check to each such Holder's registered address, PROVIDED that all payments with respect to Notes having an aggregate principal amount of $100,000 or more, the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Except for trades involving only Euroclear or CEDEL participants, the Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in the Definitive Notes also will be settled in immediately available funds.

     3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                                        A-1-3

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of December 4, 1997 ("INDENTURE") between the Company, the Guarantors specified therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to $60.0 million in aggregate principal amount.

     5.   OPTIONAL REDEMPTION.

          (a) The Notes are not redeemable by the Company prior to December 5, 1998. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest thereon to the date fixed for redemption, if redeemed during the twelve month period beginning on December 5th of the years indicated below:

                             YEAR                  PERCENTAGE
                             ----                  ----------
                             1998. . . . . . . . . .106.00%
                             1999. . . . . . . . . .105.14%
                             2000. . . . . . . . . .104.29%
                             2001. . . . . . . . . .103.43%
                             2002. . . . . . . . . .102.57%
                             2003. . . . . . . . . .101.71%
                             2004. . . . . . . . . .100.86%
                             2005. . . . . . . . . .100.00%

          (b) Any redemption pursuant to this paragraph shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

    6.   MANDATORY REDEMPTION.

    Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

    7.   REPURCHASE AT OPTION OF HOLDER.

         If there is a Change of Control, the Company shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, which date shall be no fewer than 30 and no more than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Such right to require the repurchase of Notes shall not continue after

                                        A-1-4
discharge of the Company from its obligations with respect to the Notes. The Company's board of directors may not waive this provision.

    8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

    9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

    10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

    11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for Definitive Notes in addition to or in place of uncertificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or the Guarantees or that does not adversely affect the legal rights under the Indenture or the Guarantees of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

    12. DEFAULTS AND REMEDIES. An Event of Default occurs if: (a) there shall be a default in the payment of any interest upon any Note when it becomes due and payable, and such default continues for a period of 30 days (whether or not the payment thereof is prohibited by Articles 10 or 11 of the Indenture);
(b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (whether or not the payment thereof is prohibited by Articles 10 or 11 of the Indenture); (c) there shall be a default in the payment of principal or interest (whether or not the payment thereof is prohibited by Articles 10 or 11 of the

                                        A-1-5

Indenture) on Notes required to be purchased pursuant to an Offer to Purchase under Section 4.15 of the Indenture when due and payable; (d) the Company or any Subsidiary fails to observe or perform any covenant or condition on the part of the Company or such Subsidiary to be performed or observed pursuant to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.16, 4.17, 4.18, 4.29, or 5.01 of
the Indenture; and, in the case of Sections 4.09 and 4.12, such failure continues for 30 days after the Company has knowledge of such failure; (e) the Company, any Subsidiary or Guarantor defaults in the performance of, or breaches, any other covenant or warranty of the Company or such Subsidiary or Guarantor in the Indenture or Guarantee and such default or breach continues for 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT"; (f) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in the Purchase Agreements or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; (g) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of scheduled principal payments under the Senior Credit Agreement beyond any grace period with respect thereto or (ii) the Company or any Subsidiary is in default in the payment or performance of or compliance with any other term of the Senior Credit Agreement or any other condition exists, and as a consequence of such default or condition any of the Obligations under the Senior Credit Agreement have become, or have been declared, due and payable before its stated maturity or before its regularly scheduled date of payment; (h) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness under the Senior Credit Agreement) that is outstanding in an aggregate principal amount of at least $1,500,000 beyond any period of grace provided with respect thereto, or (ii) the Company, any Subsidiary or Guarantor is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness under the Senior Credit Agreement) in an aggregate outstanding principal amount of at least $1,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into Equity Interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness (other than Indebtedness under the Senior Credit Agreement) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,500,000 or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; (i) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed, bonded, or discharged) of 60 days, provided that the aggregate of all such judgments (to the extent not paid or to be paid by insurance) exceeds

                                        A-1-6

$1,500,000; (j) the Company, any Guarantor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or
(v) generally is not paying its debts as they become due; (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i) is for relief against the Company, any Guarantor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case, (ii) appoints a custodian of the Company, any Guarantor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as whole, would constitute a Significant Subsidiary or for all or substantially all of the Company, any Guarantor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or
(iii) orders the liquidation of the Company, any Guarantor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; or (l) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor not to be, in full force and effect and enforceable in accordance with its terms. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case an Event of Default specified in clauses (j) or (k) of Section 6.01 of the Indenture occurs with respect to the Company, any Guarantor or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

    13. GUARANTEES. The Notes are entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article 11 of the

                                       A-1-7

Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

    14. SUBORDINATION. The Notes and the Guarantees are, to the extent and in the manner provided in Articles 10 and 11 of the Indenture and in the Subordination and Intercreditor Agreement, dated as of December 4, 1997, among the initial Holders of the Notes, the Company, the Guarantors, General Electric Capital Corporation, BankBoston, N.A., and the Trustee.

    15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

    16. NO RECOURSE AGAINST OTHERS.. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

    17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

    18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and WIG/M/A (= Uniform Gifts to Minors Act).

    19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of December 4, 1997, among the Company, the Guarantors and the parties named on the signature pages thereof.

    20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

    The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                             Recycling Industries, Inc.

                                        A-1-8

                             Suite 211
                             384 Inverness Drive South
                             Englewood, CO 80112


                             Attention:
                                         -------------

                                        A-1-9

                                   ASSIGNMENT FORM



    To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                   (Insert assignee's soc.  sec.  or tax I.D.  no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                (Print or type assignee's name, address and zip code)

and irrevocably appoint
                      ---------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                        Your Signature:
    --------------------                    -----------------------------------
                                           (Sign exactly as your name appears
                                           on the fact of this Note)


                             Signature Guarantee:
                                                 ------------------------------
                             (Signatures(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved siganture guarantee Medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if this Note is to be delivered other than to and in the name of the registered Holder)


                                        A-1-10

                          OPTION OF HOLDER TO ELECT PURCHASE

    If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 of the Indenture, check the box below.

    / /  Section 4.15

    If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
 ------------------------

Date:                             Your Signature:
    -------------------------                    ------------------------------
                                                 (Sign exactly as your name
                                                 appears on the Note)


                                  Tax Identification No.:
                                                         ----------------------


                                        A-1-11

                          SCHEDULE OF EXCHANGES OF NOTES(2)


    The following exchanges of a part of this Global Note for other Notes have been made:



                    Amount of decrease in       Amount of increase in       Principal Amount of this       Signature of authorized
                   Principal Amount of this   Principal Amount of this     Global Note following such    officer of Trustee or Note
Date of Exchange        Global Note                Global Note              decrease (or increase)                Custodian
----------------        -----------                -----------              ----------------------                ---------













--------------------
(2)  THIS SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.


                                        A-1-12

                     FORM OF GUARANTEE OF EACH OF THE GUARANTORS


    The form of Guarantee shall be set forth on the Notes substantially as follows:

                                      GUARANTEES

         For value received, each of the undersigned hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to the holder of this Note the payment of principal of, premium, if any, and interest on this Note upon which these Guarantees are endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under
    the   Indenture or the Notes, to the holder of this Note and the
    Trustee, all in accordance with and subject to the terms and limitations of this Note and the Indenture. These Guarantees will not become effective until the Trustee duly executes the Certificate of Authentication on this Note. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof. The Indebtedness evidenced by these Guarantees are, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture), whether outstanding on the date of the Indenture or thereafter, and the Guarantees are issued subject to such provisions.

    Dated:
                                  NR Holdings, Inc., Recycling Industries of
                                  Texas, Inc., Recycling Industries of South
                                  Carolina, Inc., Recycling Industries of Iowa, Inc., Nevada Recycling, Inc., Weissman Industries, Inc., Recycling Industries of Missouri, Inc., Recycling Industries of Georgia, Inc., Recycling Industries of Wisconsin, Inc., Recycling Industries of Winston-Salem, Inc., Recycling Industries of Greensboro, Inc., Recycling Industries of Chesapeake, Inc., Wm. Lans Sons' Co. Inc., and Recycling Industries of Atlanta, Inc.,

                             By:
                                -------------------------------------------
                                Name:
                                Title:

                                     EXHIBIT B-1


                                        B-1-1

             FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                  FROM U.S. GLOBAL NOTE TO REGULATION S GLOBAL NOTE (Pursuant to Section 2.06(a)(i) of the Indenture)


State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, CT 06103
Attention: Corporate Trust Administration

    Re:  13% [Series A] [Series B] Senior Subordinated
         Notes due 2005 of
         Recycling Industries, Inc.

    Reference is hereby made to the Indenture, dated as of December 4, 1997 (the "INDENTURE") among Recycling Industries, Inc., as issuer (the "COMPANY"), the guarantors referred to therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    This letter relates to $ _______ principal amount of Notes which are evidenced by one or more (check one) / / Rule 144A Global Notes (CUSIP No.__________) or / / Accredited Institutional Investor Global Notes (CUSIP No.______) and held with the Depositary in the name of _______________ (the "TRANSFEROR"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. ________), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code ___________).

    In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and accordingly the Transferor hereby further certifies that:

    (1)  The offer of the Notes was not made to a person in the United States;

    (2)  either:

         (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or


                                        B-1-2

         (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

    (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

    (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

    (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code ________).

    Upon giving effect to this request to exchange a beneficial interest in such Rule 144A Global Note or Accredited Institutional Investor Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act.

    This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                       ----------------------------------------
                                       [Insert Name of Transferor]

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

Dated:
     --------------------------

cc: Recycling Industries, Inc.


                                        B-1-3

                                     EXHIBIT B-2


             FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
              FROM REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE OR
                    ACCREDITED INSTITUTIONAL INVESTOR GLOBAL NOTE
                  (Pursuant to Section 2.06(a)(ii) of the Indenture)


State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, CT 06103
Attention: Corporate Trust Administration

    Re: 13% [Series A] [Series B] Senior Subordinated Notes due 2005 of American Recycling, Inc.

    Reference is hereby made to the Indenture, dated as of December 4, 1997 (the "INDENTURE"), among Recycling Industries, Inc., as issuer (the "COMPANY"), the guarantors referred to therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    This letter relates to $___________ principal amount of Notes which are evidenced by one or more Regulations Global Notes (CUSIP No.___________ ) and held with the Depositary through Euroclear or Cedel Bank or both (Common Code _______________) in the name of _________________________ (the "TRANSFEROR").
The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more (check one) / / Rule 144A Global Notes (CUSIP No.___________), or / / Accredited Institutional Investor Global Note (CUSIP No. ___________), to be held with the Depositary.

    In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                     [CHECK ONE]

    / / such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;


                                        B-2-1
                                          or

    / / such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                          or

    / / such transfer is being effected pursuant to and in accordance with an effective registration statement under the Securities Act;

                                          or

    / / such transfer is being effected pursuant to and in accordance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

         and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in Rule 144A Global Notes or Accredited Institutional Investor Global Notes, as the case may be, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes or Accredited Institutional Investor Global Notes, as the case may be, pursuant to the Indenture and the Securities Act.


                                        B-2-2

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.
                                       ----------------------------------------
                                       [Insert Name of Transferor]

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

Dated:
     ----------------------------
cc: Recycling Industries, Inc.


                                        B-2-3

                                     EXHIBIT B-3

             FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
           FROM RULE 144A GLOBAL NOTE OR ACCREDITED INSTITUTIONAL INVESTOR
             GLOBAL NOTE TO ACCREDITED INSTITUTIONAL INVESTOR GLOBAL NOTE
                        OR RULE 144A GLOBAL NOTE, RESPECTIVELY
                 (Pursuant to Section 2.06(a)(iii) of the Indenture)


State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, CT 06103
Attention: Corporate Trust Administration


         Re: 13% [Series A] [Series B] Senior Subordinated Notes due 2005 of Recycling Industries, Inc.

    Reference is hereby made to the Indenture, dated as of December 4, 1997 (the "INDENTURE"), among Recycling Industries, Inc., as issuer (the "COMPANY"), the guarantors referred to therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    This letter relates to $_______ principal amount of Notes which are evidenced by one or more (check one) / / Rule 144A Global Notes (CUSIP No._______________ ) or / / Accredited Institutional Investor Global Notes (CUSIP No.___________) and held with the Depositary in the name of ______________________ (the "TRANSFEROR"). The Transferor has requested a transfer of such beneficial interest in such Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more (check one) / / Rule 144A Global Notes (CUSIP No.___________) or
/ / Accredited Institutional Investor Global Notes (CUSlP No.__________), to be held with the Depositary.

    In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                     [CHECK ONE]

    / / such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such


                                        B-3-1
         account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                          or

    / / such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                          or

    / / such transfer is being effected pursuant to and in accordance with an effective registration statement under the Securities Act;

                                          or

    / / such transfer is being effected pursuant to and in accordance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

         and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         Upon giving effect to this request to exchange a beneficial interest in Rule 144A Global Notes or Accredited Institutional Investor Global Notes for a beneficial interest in Accredited Institutional Investor Global Notes or Rule 144A Global Notes, as the case may be, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes or Accredited Institutional Investor Global Notes, as the case may be, pursuant to the Indenture and the Securities Act.


                                        B-3-2

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                       ----------------------------------------
                                       [Insert Name of Transferor]

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:


Dated:
      ---------------------------

cc:   Recycling Industries, Inc.


                                        B-3-3

                                     EXHIBIT B-4

             FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                                 OF DEFINITIVE NOTES
                    (Pursuant to Section 2.06(b) of the Indenture)


State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, CT 06103
Attention: Corporate Trust Administration

    Re: 13% [Series A][Series B] Senior Subordinated Notes due 2005 of Recycling Industries, Inc.

    Reference is hereby made to the Indenture, dated as of December 4, 1997 (the"INDENTURE"), among Recycling Industries, Inc., as issuer (the "COMPANY"), the guarantors referred to therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    This letter relates to $_______ principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No.________) and registered with the Registrar in the name of __________________ (the "TRANSFEROR"). The Transferor has requested an exchange or transfer of such Definitive Note(s) in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No.__________), to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

    In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "SURRENDERED NOTES"), the Holder of such Surrendered Notes hereby certifies that:

                                     [CHECK ONE]

    / / the Surrendered Notes are being acquired for the Transferor's own account, without transfer;

                                          or

    / /  the Surrendered Notes are being transferred to the Company;

                                          or

    / / the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the


                                        B-4-1

         "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;


                                          or

    / / the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144 under the Securities Act;

                                          or

    / / the Surrendered Notes are being transferred pursuant to and in accordance with an effective registration statement under the Securities Act;

                                          or

    / / such transfer is being effected pursuant to and in accordance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.


                                        B-4-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                       ----------------------------------------
                                       [Insert Name of Transferor]

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

Dated:
      ---------------------------
cc:   Recycling Industries, Inc.


                                        B-4-3

                                     EXHIBIT B-5

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM
           RULE 144A GLOBAL NOTE, ACCREDITED INSTITUTIONAL INVESTOR GLOBAL
                 NOTE OR REGULATION S GLOBAL NOTE TO DEFINITIVE NOTE
                    (Pursuant to Section 2.06(c) of the Indenture)


State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, CT 06103
Attention: Corporate Trust Administration

    Re: 13% [Series A] [Series B] Senior Subordinated Notes due 2005 of Recycling Industries, Inc.

    Reference is hereby made to the Indenture, dated as of December 4, 1997 (the "INDENTURE"), among Recycling Industries, Inc., as issuer (the "COMPANY"), the guarantors referred to therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    This letter relates to $_________ principal amount of Notes which are evidenced by one or more (check one) / / Rule 144A Global Notes (CUSIP No. _________) or / / Accredited Institutional Investor Global Notes (CUSIP No._________) or / / Regulation S Global Notes (CUSIP No. _______) and held with the Depositary through Euroclear or Cedel Bank or both in the name of (the "TRANSFEROR"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No.________), to be registered with the Registrar in the name of _____________.

    In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "SURRENDERED NOTES"), the Holder of such Surrendered Notes hereby certifies that:

                                     [CHECK ONE]

    / / the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                          or

    / / the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably


                                        B-5-1
         believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                          or

    / / the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144 under the Securities Act;

                                          or

    / / the Surrendered Notes are being transferred pursuant to and in accordance with an effective registration statement under the Securities Act;

                                          or

    / / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.


                                        B-5-2

    This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                       ----------------------------------------
                                       [Insert Name of Transferor]

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

Dated:
     ---------------------------

cc: Recycling Industries, Inc.


                                        B-5-3

                                     EXHIBIT B-6

             FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                      FROM DEFINITIVE NOTE TO RULE 144A GLOBAL
                   NOTE, ACCREDITED INSTITUTIONAL INVESTOR GLOBAL
                    NOTE OR REGULATION S PERMANENT GLOBAL NOTE
                    (Pursuant to Section 2.06(e) of the Indenture)


State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, CT 06103
Attention: Corporate Trust Administration


    Re: 13% [Series A] [Series B] Senior Subordinated Notes due 2005 of Recycling Industries, Inc.

    Reference is hereby made to the Indenture, dated as of December 4, 1997 (the "INDENTURE"), among Recycling Industries, Inc., as issuer (the "COMPANY"), the guarantors referred to therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    This letter relates to $________ principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No._________ ) and registered with the Registrar in the name of _________________ (the "TRANSFEROR"). The Transferor has requested a transfer of such Definitive Notes to a Person who will take delivery thereof in the form of an equal beneficial interest in Global Notes evidenced by one or more (check one) / / Rule 144A Global Notes (CUSIP No.________) or / / Accredited Institutional Investor Global Notes (CUSIP No.________ ) or / / Regulation S Global Notes (CUSIP No._________), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code ____________).

    In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "SURRENDERED NOTES"), the Holder of such Surrendered Notes hereby certifies that:

                                     [CHECK ONE]


    / / the Surrendered Notes are being transferred to the beneficial owner of such Notes;
                                          or

                                        B-6-1

    / / the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                          or

    / / the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144 under the Securities Act;

                                          or

    / / the Surrendered Notes are being transferred pursuant to and in accordance with an effective registration statement under the Securities Act;

                                          or

    / / such transfer is being effected pursuant to and in accordance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

                                          or

    / / such transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act, and accordingly the Transferor hereby further certifies that:

         (1)  The offer of the Notes was not made to a person in the United
              States;

         (2)  either:

              (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its


                                        B-6-2
                   behalf reasonably believed and believes that the transferee was outside the United States; or

              (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

         (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code ).

    Upon giving effect to this request to exchange a Definitive Note for a beneficial interest in such Rule 144A Global Note, Accredited Institutional Investor Global Note or Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Global Notes pursuant to the Indenture and the Securities Act.

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

    This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                       ----------------------------------------
                                       [Insert Name of Transferor]

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

Dated:
     ---------------------------

cc: Recycling Industries, Inc.


                                        B-6-3